SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


FORM 8-K

[X] Current Report Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report August 28, 1996


Commission file number: 0-28354

Great Lakes REIT, Inc.

(Exact name of Registrant as specified in its Charter)

        Maryland                 36-3844714
(State or other jurisdiction(I.R.S. Employer identification no.)
of incorporation organization)

823 Commerce Drive, Suite 300, Oak Brook, IL      60521
(Address of principal executive offices)  (Zip Code)

(630) 368 - 2900
(Registrant's telephone number, including area code)


2311 West 22nd St., Suite 109, Oak Brook, IL      60521
(Former address of principal executive offices)  (Zip Code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to
such filing requirements for the past 90 days.  Yes  X           No


The Exhibits Index appears at Page 3

Item 5. Other events.

Great Lakes REIT, Inc. entered into a Stock Purchase agreement dated August 20, 1996 with six institutional investors pursuant to which such investors have agreed to purchase a total of 3,867,000 shares of Common Stock and 210,128 shares of Class A Convertible Preferred Stock for $50,271,000.

Pursuant to the first closing under the Stock Purchase Agreement dated August 20, 1996, Morgan Stanley Institutional Fund, Inc.- U.S. Real Estate Portfolio, Morgan Stanley SICAV Subsidiary SA, Wellsford Karpf Zarrilli Ventures L.L.C., Fortis Benefits Insurance Co., Logan, Inc. and Pension Trust Account No. 104972 held by Bankers Trust Company as Trustee, collectively acquired 1,353,450 shares of Common Stock and 73,545 shares of Class A Convertible Preferred Stock for $17,594,850 cash.

Under the terms of the Stock Purchase Agreement, these stockholders will acquire 1,353,450 and 1,160,000 shares of Common Stock in the aggregate on October 3, 1996 and November 19, 1996, respectively. In addition, pursuant to the Stock Purchase Agreement, these stockholders will acquire 73,545 and 63,038 shares of the Company's Class A Preferred Stock in the aggregate on October 3, 1996 and November 19, 1996, respectively. Shares of the Company's Class A Preferred Stock are convertible on a one-for-one basis into shares of the Company's Common Stock if certain contingent events occur.


Item 7 Financial Statements and Exhibits

(c) Exhibits:

1. Stock Purchase Agreement dated August 20, 1999 and

2. Registration Rights Agreement dated August 20, 1996

3. Articles Supplementary to Articles of Incorporation dated August 20, 1996

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Great Lakes REIT, Inc.
(Registrant)

Date:  August 28, 1996

/s/Richard L. Rasley
Executive Vice President

Exhibits Index:

Exhibit No.     Description                        Page No.

1.Stock Purchase Agreement dated August 20, 1996     4

2.Registration Rights Agreement dated
August 20, 1996                                     47

3.Articles Supplementary for Articles of
Incorporation                                       62
dated August 20, 1996

                            EXHIBIT 1

                     STOCK PURCHASE AGREEMENT


THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of August 20, 1996, is made by and among Great Lakes REIT, Inc., a Maryland corporation (the "Company"), Fortis Benefits Insurance Company, a Minnesota corporation ("Fortis"), Morgan Stanley Institutional Fund, Inc.- U.S. Real Estate Portfolio, a Maryland corporation ("MS Institutional Fund"), Morgan Stanley SICAV Subsidiary SA, a Luxembourg corporation ("MS SICAV") (MS Institutional Fund and MS SICAV are collectively referred to as "Morgan Stanley"), Wellsford Karpf Zarrilli Ventures, L.L.C., a Delaware limited liability company, ("WKZV"), Logan, Inc., a Delaware corporation ("NML") and Pension Trust Account No. 104972 Held by Bankers Trust Company as Trustee ("Fidelity;" Fortis, Morgan Stanley, WKZV, NML and Fidelity and their respective successors and assigns are sometimes referred to individually as an "Investor" and together with their respective successors and assigns as the "Investors").

                            RECITALS:

WHEREAS, the Company is currently authorized to issue 20,000,000 shares of Common Stock, par value $0.01 per share ("Common Stock") and 10,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock") and currently has issued and outstanding 4,824,392 shares of Common Stock and no shares of Preferred Stock;

WHEREAS, each of the Investors desires to acquire from the Company, and the Company desires to issue and sell to the Investors, in the manner and on the terms and conditions hereinafter set forth, an aggregate of 3,867,000 shares of Common Stock (the "Common Shares") and 210,128 shares of Class A Convertible Preferred Stock having the rights, preferences and designations set forth in the Articles Supplementary attached hereto as Annex I (the "Restricted Shares" and together with the Common Shares, the "Shares"); and

WHEREAS, in connection with the Investors' purchase of the Shares the parties hereto desire to establish certain rights and obligations among themselves and the Company;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties do hereby agree as follows:

                           AGREEMENTS:

SECTION 1.  DEFINITIONS.

          In addition to the terms that are defined in the Preamble hereto, the following terms when used in this Agreement shall have the following respective meanings:

"Adverse Claim" means any Lien, charge, encumbrance, restriction or other adverse claim.

"Affiliate" of a Person means (i) with respect to a Person that is a corporation, the shareholders of such corporation owning in excess of 10% of the outstanding voting securities of such Person, (ii) any other Person controlling, controlled by, or under common control with such Person or (iii) any other Person who is a director, officer or employee, or a former director, officer or employee of such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the "controlled" Person, whether through ownership of voting securities, by contract or otherwise.

"Anti-Dilution Event" means the issuance by the Company of any additional shares of Common Stock, or warrants, options, securities convertible into Common Stock or other Common Stock equivalents, prior to the consummation of a Qualifying IPO, at a price below $13.00 per share (such price to be adjusted proportionately in the event of any stock dividend, subdivision, combination or similar event with respect to the Common Stock).

"Applicable Laws" is defined in Section 4.1(k) hereof.

"Articles of Incorporation" means the Articles of Incorporation of the Company as filed with the Department of Assessments and Taxation of the State of Maryland, attached hereto as Exhibit A.

"Articles Supplementary" means the Articles Supplementary for the Restricted Shares attached hereto as Annex I.

"Audited Financial Statements" is defined in Section 4.1(g) hereof.

"Board of Directors" means the board of directors of the Company.

"Bylaws" means the Bylaws of the Company attached hereto as Exhibit B.

"Closing" is defined in Section 3.3 hereof.

"Closing Date" is defined in Section 3.3 hereof.

"Common Shares" is defined in the Recitals.

"Company" is defined in the Preamble and, unless the context otherwise requires, such term includes the Subsidiaries of the Company.

"Code" means the Internal Revenue Code of 1986, as amended.

"Common Stock" is defined in the Recitals.

"Company Lease" is defined in Section 4.1(ff) hereof.

"Company Mortgage" is defined in Section 4.1(gg) hereof.

"Company Permitted Encumbrances" is defined in Section 4.1(z) hereof.

"Company Property" is defined in Section 4.1(z) hereof.

"Contaminant" is defined in Section 4.1(t) hereof.

"Contract" means any contract, agreement, undertaking or commitment (written or oral, formal or informal, firm or contingent) to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective assets is bound.

"Court Office Building" means the real property commonly known as 16601 South Kedzie, Markham, Illinois.

"Court Office Property Permitted Encumbrance" is defined in Section 4.1(z) hereof.

"Elgin Office Property" means the real property commonly known as 1675 Holmes Road, Elgin, Illinois.

"Elgin Office Property Permitted Encumbrance" is defined in Section 4.1(z) hereof.

"Employee Plan" is defined in Section 4.1(o) hereof.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Environmental Laws" is defined in Section 4.1(t) hereof.

"Event of Noncompliance" means any of the events described in Section 7.1 hereof.

"Financial Statements" is defined in Section 4.1(g) hereof.

"First Closing" is defined in Section 3.1 hereof.

"First Closing Date" is defined in Section 3.1 hereof.

"Forfeiture Price" is defined in the Articles Supplementary.

"Form 10" is defined in Section 4.1(h) hereof.

"GAAP" means generally accepted accounting principles as in effect on the date of measurement. Whenever any accounting term is used herein which is not otherwise defined, it shall have the meaning ascribed thereto under GAAP.

"Governmental Authority" means the United States, any state or municipality, the government of any foreign country, any subdivision of any of the foregoing, or any authority, department, commission, board, bureau, agency, court or instrumentality of any of the foregoing.

"Indebtedness" means all items, except retained earnings and items of capital shares and surplus and reserves which are mere segregations of surplus, which would be included on the liability side of the consolidated balance sheet of the Company in accordance with GAAP as of the date on which Indebtedness is to be determined.

"Indebtedness for Borrowed Money" means with respect to any Person (i) Indebtedness incurred by such Person as the result of a direct borrowing of money, (ii) Indebtedness arising from capitalized lease obligations, (iii) Indebtedness that has been incurred by such Person in connection with the acquisition of property or assets, (iv) Indebtedness secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (v) Indebtedness created or arising under the conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of such property and (vi) guarantees of Indebtedness of others of the character referred to in this definition, and shall not include any other Indebtedness including, but not limited to, Indebtedness incurred with respect to trade accounts or with respect to employee wages and fringe benefits.

"Initial Public Offering" means the sale of Common Stock pursuant to the Company's first effective registration statement covering the sale of such shares filed under the 1933 Act.

"Interim Financial Statements" is defined in Section 4.1(g) hereof.

"Investor Indemnitees" is defined in Section 5.1 hereof.

"Lien" means any mortgage, lien, pledge, security interest, easement, conditional sale or other title retention agreement, or other encumbrance of any kind.

"Liquidity Event" is defined in the Articles Supplementary.

"Liquid IPO" means the consummation of (i) an Initial Public Offering by the Company of newly issued shares of Common Stock in which the Company receives no less than $60 million of gross proceeds and (ii) the listing for trading of the Common Stock on a Major Stock Exchange.

"Loss" is defined in Section 5.1 hereof.

"Major Stock Exchange" means the New York Stock Exchange, the American Stock Exchange or other similar or successor national stock exchange.

"Offering Memorandum" means the offering memorandum of the Company dated February 1996 relating to the offering of Common Stock.

"Permitted Issuance" means (i) the issuance and sale of the Shares pursuant to this Agreement, (ii) the conversion of the Restricted Shares into shares of Common Stock pursuant to the terms of the Articles Supplementary, (iii) the issuance of shares of Common Stock pursuant to (A) stock options outstanding as of the date of this Agreement granted under the Stock Option Plans or (B) additional stock options granted at an exercise price of not less than $13.00 per share under the Stock Option Plans out of shares currently available under any such Plan or if shareholder approval is obtained to expand the number of shares available under any Stock Option Plan, under such expanded Plan and
(iv) convertible operating partnership units that are (A) committed or outstanding as of the date of this Agreement or (B) granted after the date of this Agreement in an aggregate amount not to exceed the equivalent of 1,000,000 shares of Common Stock at an equivalent per share price, valued in good faith by the Board of Directors, of not less than: $13.00 before the first anniversary of this Agreement; $14.00 thereafter but before the second anniversary of this Agreement; $15.00 thereafter but before the third anniversary of this Agreement; and $16.00 thereafter.

"Permitted Liens" means (i) Liens for Taxes; (ii) Liens in respect of pledges or deposits under workers' compensation laws or similar legislation, carrier's, warehousemen's, mechanic's, laborer's and materialmen's, landlord's, and statutory and similar Liens, if the obligations secured by such Liens are not delinquent; (iii) Liens in respect of pledges or deposits to secure the performance of bids, tenders, Contracts (other than for the payment of money) or leases to which the Company is a party; (iv) Liens arising from transactions in which the Company obtains Indebtedness for Borrowed Money, provided that the amount of the Lien does not exceed the Indebtedness to which it relates; (v) easements that do not impair or restrict the Company's use and enjoyment of the property affected thereby; (vi) Liens being contested in good faith and by appropriate proceedings in such manner as not to cause any material adverse effect upon the Company, or the loss of any right of redemption from any sale thereunder, to the extent and so long as the Company shall have set aside on its books adequate reserves with respect thereto and (vii) any other Liens in an aggregate amount not to exceed $50,000.

"Person" means an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the 1934 Act.

"Preferred Stock" is defined in the Recitals.

"Qualifying IPO" means a Liquid IPO at a per share price at least equal to the applicable Forfeiture Price.

"Qualifying Non-IPO Liquidity Event" means a Liquidity Event other than a Liquid IPO in which the Investors receive consideration in an amount at least equal (computed on a per share price) to the applicable Forfeiture Price for their Shares in the form of cash or freely tradable securities listed and traded on a Major Stock Exchange; provided that, the aggregate market value immediately after giving effect to such Event of all securities of the class received by the Investors held by non-Affiliates of the issuer thereof is at least $100 million.

"Registrable Shares" is defined in the Registration Rights Agreement.

"Registration Rights Agreement" means the Registration Rights Agreement among the Company and the Investors in substantially the form attached as Exhibit C hereto.

"Restricted Shares" is defined in the Recitals.

"Restricted Stock" means shares of Class A Convertible Preferred Stock to be issued pursuant to this Agreement which Class A Convertible Preferred Stock shall have the rights, privileges and designations as set forth in the Articles Supplementary attached hereto as Annex I.

"SEC" means the Securities and Exchange Commission or any successor agency thereto.

"Second Closing" is defined in Section 3.2 hereof.

"Second Closing Date" is defined in Section 3.2 hereof.

"Section 16 Person" means an Investor or its respective successors and assigns that is (i) a "ten percent beneficial owner" (as such term is defined in Rule 16a-2 under the 1934 Act) of the Company or (ii) has a representative that is a member of the Board of Directors.

"Shares" is defined in the Recitals.

"Stock Option Plans" means the Plan for Independent Directors and Brokers, the Advisor Stock Option Plan and the 1996 Incentive Stock Option Plan of the Company.

"Subsidiary" means any Person or business in which the Company owns, directly or indirectly, an equity interest representing at least a majority of the voting stock or voting interests of such Person or business.

"Taxes" means all taxes, charges, fees, levies or other assessments, including without limitation all net income, gross income, franchise, sales and use, service and service use, ad valorem, transfer, recording, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, social security, employment, payroll, license, estimated, alternative minimum, stamp, custom duties, severance or withholding taxes or charges imposed by any Governmental Authority and shall include any interest, fines, penalties or additional amounts attributable to or imposed with respect to any such taxes, charges, fees, levies or other assessments.

"Tax Returns" means any return, report, declaration or other document or information required to be supplied to any Governmental Authority with respect to Taxes.

"Third Closing" is defined in Section 3.3 hereof.

"Third Closing Date" is defined in Section 3.3 hereof.

"1940 Act" means the Investment Company Act of 1940, as amended.

"1934 Act" means the Securities Exchange Act of 1934, as amended.

"1933 Act" means the Securities Act of 1933, as amended.

SECTION 2.  PURCHASE AND SALE OF SHARES

2.1 First Closing and Second Closing. At each of the First Closing and the Second Closing, based upon the representations, warranties, covenants and agreements of the parties set forth in this Agreement, the Company shall issue and sell to each of the Investors and the Investors shall purchase from the Company, the number of Common Shares and Restricted Shares set opposite each such Investor's name under the heading "First and Second Closing" on Annex II hereto at the purchase prices set forth under such heading.


2.2 Third Closing. At the Third Closing, based upon the representations, warranties, covenants and agreements of the parties set forth in this Agreement, the Company shall issue and sell to each of the Investors and the Investors shall purchase from the Company, the number of Common Shares and Restricted Shares set opposite each such Investor's name under the heading "Third Closing" on Annex II hereto at the purchase prices set forth under such heading.

SECTION 3.  THE CLOSINGS.

3.l First Closing. The closing of the initial issuance and sale of Shares pursuant to Section 2.1 hereof and certain of the other transactions contemplated hereby (the "First Closing") shall take place at the offices of Jones, Day, Reavis & Pogue, 77 West Wacker, Chicago, Illinois, at 10:00 a.m. (Chicago time) on August 20, 1996 (the "First Closing Date"), or at such other time or place as the parties shall mutually agree.

3.2 Second Closing. The closing of the second issuance and sale of Shares pursuant to Section 2.1 hereof (the "Second Closing") shall take place at the offices of Jones, Day, Reavis & Pogue, 77 West Wacker, Chicago, Illinois, at 10:00 a.m. (Chicago time) on October 3, 1996 (the "Second Closing Date"), or at such other time or place as the parties shall mutually agree.

3.3 Third Closing. The closing of the third issuance and sale of Shares pursuant to Section 2.2 hereof (the "Third Closing") (the First Closing, the Second Closing and the Third Closing are hereinafter sometimes referred to individually as a "Closing" and together as the "Closings") shall take place at the offices of Jones, Day, Reavis & Pogue, 77 West Wacker, Chicago, Illinois, at 10:00 a.m. (Chicago time) on November 19, 1996 (the "Third Closing Date") (the First Closing Date, the Second Closing Date and the Third Closing Date are hereinafter sometimes referred to individually as a "Closing Date" and together as the "Closing Dates"), or at such other time or place as the parties shall mutually agree.

3.4 Deliveries by the Company. On each Closing Date, the Company shall deliver or cause to be delivered to each Investor the following items (in addition to any other items required to be delivered to the Investors pursuant to any other provision of this Agreement); provided that in the case of the Second Closing and the Third Closing, "bring down" certificates or similar documents reasonably acceptable to the Investors may be delivered in place of the certificates contemplated by Sections 3.4(c) and (e) through (j) hereof:

(a) Certificates. Certificates representing the Shares being issued and sold on such Closing Date by the Company to the Investors pursuant to Section 2 hereof, duly recorded on the books of the Company in such name or names and such denomination or denominations and delivered at such address or addresses as such Investor shall request, together with such other supporting documents as may in the opinion of the Investors' counsel be reasonably necessary to permit the Investors to acquire title to the Shares free of any Adverse Claim;

(b) Receipts. Receipts dated such Closing Date for the payments delivered to the Company by the Investors pursuant to Section 3.5(a) hereof;

(c) Charter Documents. (i) The Articles of Incorporation of the Company, certified by the Department of Assessments and Taxation of the State of Maryland as of a date within five days prior to such Closing Date and (ii) the articles of incorporation for each Subsidiary, certified by the Secretary of State of the State of Illinois as of a date within five days prior to such Closing Date;

(d) Good Standing Certificate. A certificate as to the good standing of the Company from the Department of Assessments and Taxation of the State of Maryland and, as to the good standing of each Subsidiary, from such Subsidiary's state of incorporation, each dated within three days prior to such Closing Date;

(e) Foreign Qualifications; Good Standing. Certificates of existence in good standing and qualification to transact business as a foreign corporation (or similar documents) of the Company and each Subsidiary from the Secretary of State of each state in which the failure to so qualify could have a material adverse effect upon the Company's or the respective Subsidiary's assets, properties, liabilities, financial condition, results of operations or business;

(f) Secretary Certificate. A certificate of the Secretary of the Company, in form and substance satisfactory to counsel for the Investors, dated such Closing Date, certifying that attached thereto are true and correct copies of
(i) the Company's Bylaws and each Subsidiary's bylaws as then in effect and
(ii) the resolutions duly and validly adopted by the Board of Directors of the Company approving the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Articles Supplementary and the transactions contemplated hereby and thereby;

(g) Company Certificate. A certificate of the President of the Company, dated such Closing Date, certifying that (i) each of the representations and warranties of the Company contained in Section 4.1 hereof are true and correct as of such Closing Date, (ii) all agreements, undertakings and obligations to be performed or complied with by the Company as of or prior to such Closing, unless waived in writing, have been duly performed or complied with by the Company in accordance with the terms of this Agreement and (iii) all conditions set forth in Section 8.1 hereof have been satisfied;

(h) Legal Opinion. A legal opinion of McBride Baker & Coles, counsel to the Company, dated such Closing Date, in the form attached as Exhibit D hereto;

(i) Tax Opinion. A tax opinion of McBride Baker & Coles, tax counsel to the Company, dated such Closing Date, with respect to the Company's qualification for taxation as a "real estate investment trust" under the Code, in the form attached as Exhibit E hereto;

(j) Maryland Opinion. A legal opinion of Ballard Spahr Andrews & Ingersoll, Maryland counsel to the Company, dated such Closing Date, in the form attached as Exhibit F hereto;

(k) Registration Rights Agreement. In the case of the First Closing, a counterpart of the Registration Rights Agreement and, in the case of the Second Closing and the Third Closing, an acknowledgement of the inclusion within the definition of Registrable Shares of the Shares issued pursuant to such Closing, duly executed by the Company;

(l) Section 8.1 Closing Conditions. The items required by Section 8.1 of this Agreement; and

(m) Other Documents. Copies of any other documents reasonably requested by the Investors.

3.5 Deliveries by the Investors. At each of the Closings, each Investor shall deliver or cause to be delivered to the Company the following items:

(a) Purchase Price. Payment by wire transfer of immediately available funds in the respective amounts set forth under the applicable "Purchase Price" heading on Annex II hereto; and

(b) Registration Rights Agreement. In the case of the First Closing, a counterpart of the Registration Rights Agreement.

SECTION 4.  REPRESENTATIONS AND WARRANTIES.

4.l Representations and Warranties of the Company. To induce each of the Investors to enter into this Agreement and to purchase the Shares they are purchasing hereunder, the Company represents and warrants to each of the Investors that:

(a) Organization and Standing. The Company is duly incorporated and validly existing under the laws of the State of Maryland, and has all requisite corporate power and authority to own or lease its properties and assets and to conduct its business as it is presently being conducted. Except as set forth on Schedule 4.1(a) hereto, the Company does not own any equity interest, directly or indirectly, in any other Person or business enterprise, has never owned any such equity interest, and has never operated as a subsidiary or a division of any other Person. Schedule 4.1(a) sets forth each state other than Illinois in which the Company maintains an office, has employees, conducts business or owns or leases property. The Company is qualified to do business and in good standing in each jurisdiction in which the failure to so qualify could have a material adverse effect upon its assets, properties, liabilities, financial condition, results of operations or business.

(b) Capitalization; Subsidiaries. As of the Closing, except, in the case of the Second Closing and the Third Closing, as affected by the exercise or termination of any stock options granted under the Stock Option Plans, any other Permitted Issuance and the transactions contemplated hereby, immediately prior to the consummation of the Closing, the authorized capital stock of the Company consists of (i) 20,000,000 shares of Common Stock, of which 4,824,392 shares are validly issued and outstanding, fully paid and nonassessable,
(ii) 10,000,000 shares of Preferred Stock, none of which are issued or outstanding, (iii) 687,590 authorized but unissued shares of Common Stock reserved for issuance pursuant to outstanding but unexercised stock options under the Stock Option Plans and (iv) 210,128 authorized but unissued shares of Common Stock reserved for issuance upon the conversion of any Restricted Stock. Except as described on Schedule 4.1(b) hereto, the Company has no other equity securities of any class issued, reserved for issuance or outstanding. Except as provided to the Investors in this Agreement and as described on Schedule 4.1(b) hereto, there are (i) no outstanding options, offers, warrants, conversion rights, Contracts, or other rights to subscribe for or to purchase from the Company, or commitments by the Company to issue, transfer or sell (whether formal or informal, written or oral, firm or contingent), shares of capital stock or other securities of the Company (whether debt, equity, or a combination thereof) or obligating the Company to grant, extend, or enter into any such agreement or commitment and (ii) no Contracts or other understandings (whether formal or informal, written or oral, firm or contingent) which require or may require the Company to repurchase or otherwise acquire or retire any of its capital stock. Except as provided pursuant to this Agreement, there are no pre-emptive or similar rights with respect to the Company's capital stock, including, without limitation, with respect to the issuance of the Shares to the Investors and the issuance of Common Stock upon the conversion of the Restricted Stock. The Company is not a party to, and to its knowledge, no shareholder of the Company is a party to, any voting agreements, voting trusts, proxies or any other agreements, instruments or understandings with respect to the voting of any shares of the capital stock of the Company, or any agreement with respect to the transferability, purchase or redemption of any shares of capital stock of the Company. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its
capital stock.   Except as disclosed on Schedule 4.1(b) hereto, (i) the
Company has no other Subsidiaries, (ii) all of the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable and all such shares are owned by the Company, free and clear of any Lien and (iii) neither the Company nor any of its Subsidiaries is a partner in any partnership or joint venture.

(c) Shareholders of the Company. Schedule 4.1(c) hereto sets forth a true and complete list of the name and number of shares held by each holder of Common Stock as of the First Closing Date and such holders collectively constitute all of the holders of record of the outstanding equity securities of the Company.

(d) Capacity of the Company; Consents; Execution of Agreements. The Company has all requisite power, authority and capacity to enter into this Agreement and the Registration Rights Agreement and to consummate the transactions and obligations contemplated by this Agreement, the Registration Rights Agreements and the Articles Supplementary. Except as described on Schedule 4.1(d) hereto, no consent, authorization, approval, license, permit or order of, or filing with, any Person or Governmental Authority is required in connection with the execution and delivery of this Agreement and the Registration Rights Agreement or the consummation by the Company of the transactions contemplated hereby, thereby and by the Articles Supplementary. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company, the performance of the transactions and obligations contemplated hereby, thereby and by the Articles Supplementary, including, without limitation, the issuance and delivery of the Shares to the Investors and the issuance of shares of Common Stock upon the conversion of Restricted Stock, have been duly authorized by the Board of Directors of the Company and no other proceedings on the part of the Company are necessary to consummate the transactions so contemplated. This Agreement and the Registration Rights Agreement have been duly executed and delivered by a duly authorized officer of the Company and constitute valid and legally binding agreements of the Company, enforceable in accordance with their respective terms.

(e) Status of Shares. The Shares to be issued and purchased hereunder, when issued by the Company to the Investors pursuant to the terms of this Agreement, and the Common Stock to be issued upon the conversion of the Restricted Stock, will (i) be duly authorized, validly issued, fully paid and nonassessable, (ii) based in part on the accuracy of the representations of the Investors contained in Section 4.2 of this Agreement, have been issued in compliance with all federal and state securities laws, and (iii) be free and clear of all Adverse Claims.

(f) Conflicts; Defaults. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation by the Company of the transactions and obligations contemplated hereby, thereby and by the Articles Supplementary will not (i) violate, conflict with, or constitute a default under any of the terms or provisions of the Articles of Incorporation, the Bylaws, or any provisions of, or result in the acceleration of any obligation under, any Contract, note, debt instrument, security agreement or other instrument to which the Company is a party or by which the Company or any of its assets are bound; (ii) result in the creation or imposition of any Liens or claims upon the assets or equity securities of the Company; (iii) constitute a violation of any law, statute, judgment, decree, order, rule or regulation of a Governmental Authority applicable to the Company or (iv) constitute an event which, after notice or lapse of time or both, would result in any of the foregoing. The Company is not presently in violation of its Articles of Incorporation, Bylaws or the Articles Supplementary. The Company is not presently in default in any material respect under any of the terms or provisions of any of its Contracts, notes, debt instruments, security agreements or other instruments, or any order, judgment or decree relating to it or its business or by which it or any of its assets is bound, or in default in the payment of any of its monetary obligations or debts, and there exists no condition or event which, after notice or lapse of time or both, would result in any such violation or default.

(g) Financial Statements. (i) The audited balance sheets of the Company as of December 31, 1995, 1994 and 1993 and the related audited statements of income, changes in stockholders' equity and cash flows for the years then ended (including the notes thereto) (collectively, the "Audited Financial Statements") and the interim balance sheets of the Company as of June 30, 1996 and 1995 and the related interim statements of income, changes in stockholders' equity and cash flows for the six month periods then ended (including the notes thereto) (the "Interim Financial Statements" and, collectively with the Audited Financial Statements, the "Financial Statements"), true and correct copies of which were previously delivered to the Investors, were prepared from the books and records kept by the Company, and present fairly in all material respects the financial position of the Company as of such dates and the results of its operations and cash flows for the periods then ended and, except as set forth in the notes thereto, the Financial Statements were prepared in accordance with GAAP (except, in the case of the Interim Financial Statements, for normal year-end adjustments) applied on a consistent basis as of and for the periods set forth therein. Except as set forth in Schedule 4.1(g) hereto, the Company has no debts, liabilities or obligations of any nature whatsoever, whether absolute, accrued, contingent or otherwise, except for (i) liabilities and obligations reflected on the Financial Statements, (ii) liabilities and obligations incurred since June 30, 1996 in the ordinary course of business consistent with past practice for the purchase or sale of goods, materials or supplies delivered to or by the Company, or for services rendered to the Company and
(iii) other liabilities and obligations of the Company's business which, in the aggregate, do not and will not involve amounts payable by the Company in excess of $50,000.

(h) Reports Filed With the SEC. The Company has heretofore furnished to the Investors complete and accurate copies of its Report on Form 10, as filed with the SEC on April 29, 1996, together with all amendments thereto (the "Form 10"), and all other reports or documents required to be filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of the Form 10. At the time of filing, such reports did not contain any materially false statements or any misstatement of any material fact and did not omit to state any fact necessary to make the statements set forth therein not misleading. Since the filing of its Form 10, the Company has made all filings with the Commission which it is required to make, and, except as provided on
Schedule 4.1(h), the Company has not received any request from the SEC to file any amendment or supplement to any of the reports described in this paragraph.

(I) Changes in Circumstances. Except as set forth on Schedule 4.1(i) hereto, since December 31, 1995, the Company has not (i) sold, transferred, or otherwise disposed of any of its properties or assets outside the ordinary course of its business consistent with past practice or to any of its Affiliates; (ii) mortgaged, pledged or subjected to any Lien any of its properties or assets other than in the ordinary course of its business consistent with past practice; (iii) acquired any properties or assets outside the ordinary course of its business consistent with past practice or from any of its Affiliates; (iv) sustained any material damage, loss or destruction of or to any of its assets or properties (whether or not covered by insurance);
(v) entered into any transaction or otherwise conducted any business other than in the ordinary course of its business consistent with past practice;
(vi) modified, amended, cancelled or terminated any Contracts listed or which are required to be listed on Schedule 4.1(r) hereto or any Employee Plan under circumstances which could reasonably be anticipated to have a material adverse effect on the Company's assets, properties, liabilities, financial condition, results of operations, business or prospects; (vii) suffered any material adverse change in its assets, properties, liabilities, financial condition, results of operations, business or prospects; (viii) declared or paid any dividend or made any other distribution to its shareholders or repurchased any of its outstanding capital shares; (ix) made any loan or advance to any Affiliate of the Company; (x) experienced any material adverse change in its personnel; or (xi) agreed to or obligated itself to take any of the actions identified in clauses (i) through (x) above.

(j) Title to and Sufficiency of Assets. The properties and assets of the Company (including, without limitation, the assets and properties reflected on the Financial Statements) are in good operating condition and repair (subject to normal wear and tear consistent with the age of the properties or assets) and are sufficient for all operations of the Company as currently conducted. The Company has good and marketable title to all of its tangible and intangible personal properties and assets, free and clear of any and all Liens except for Permitted Liens and those disclosed on Schedule 4.1(z). The Court Office Building and the Elgin Office Property are in good operating condition and repair (subject to normal wear and tear consistent with the age of the Court Office Building and the Elgin Office Property, as applicable) and are sufficient for all operations currently conducted thereon.

(k) Compliance with Laws. The Company is not in violation of, nor do any of its operations violate in any respect, any statute, law or regulation of any Governmental Authority applicable to the Company, any of its assets, or the conduct of its business ("Applicable Laws"), the violation of which reasonably could be anticipated to have a material adverse effect upon the Company's assets, properties, liabilities, financial condition, results of operations or business, and no material expenditures are or, based on present requirements, will be required of the Company in order for it to comply or remain in compliance with any Applicable Laws. The operations of the Court Office Building and the Elgin Office Property do not violate in any respect any Applicable Laws, the violation of which reasonably could be anticipated to have a material adverse effect upon the Company's liabilities, financial condition, results of operations or business, and no material expenditures are or, based on present requirements, will be required of the Company in order for it to comply or remain in compliance with any Applicable Laws.

(l) Litigation. Except as set forth on Schedule 4.1(l) hereto (i) the Company is not subject to any order of, or written agreement or memorandum of understanding with, any Governmental Authority; (ii) there are no actions, suits, claims, investigations or proceedings pending at law or in equity or before or by any Governmental Authority, or, to the best of the Company's knowledge and belief after due inquiry, threatened, against the Company or adversely affecting the Company or any of its assets or properties, the Court Office Building, the Elgin Office Property, any Employee Plan, or the transactions contemplated by this Agreement, the Registration Rights Agreement or the Articles Supplementary and, to the best of the Company's knowledge and belief after due inquiry, there exist no facts or circumstances which reasonably could be anticipated to result in any such action, suit, claim, investigation or proceeding; and (iii) no Person has asserted and, to the best of the Company's knowledge and belief after due inquiry, no Person has a valid basis upon which to assert, any claims against the Company which would adversely affect the transactions contemplated by this Agreement, the Registration Rights Agreement or the Articles Supplementary or result in or form the basis of any such action, suit, claim, investigation or proceeding.

(m) Brokers, Finders and Agents. Except as described on Schedule 4.1(m) hereto, the Company is not, directly or indirectly, obligated to anyone acting as broker, finder or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby.

(n) Taxes. The Company has timely filed (or there has been filed on its behalf) all Tax Returns required to be filed under Applicable Law, or requests for extensions to file such Tax Returns have been timely filed and granted and have not expired, and all such Tax Returns were at the time of filing and are as of the date hereof true, correct and complete in all material respects.
The Company has, within the time and in the manner prescribed by law, paid all Taxes that are currently due and payable except for those being contested in good faith and for which adequate reserves have been taken. The Financial Statements reflect adequate reserves for all Taxes payable by the Company for all the taxable periods and portions thereof accrued through the respective dates of such financial statements. Except as set forth on Schedule 4.1(n) hereto, the statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of the Company or those Tax Returns have been examined by the appropriate taxing authorities for all periods through the date hereof, and no deficiency for any Taxes has been proposed, asserted or assessed against the Company that has not been resolved and paid in full. The Company is not a party to any pending audit, action or proceeding, nor, to the knowledge of the Company, is any such audit, action or proceeding threatened, by any Governmental Authority for the assessment or collection of any Taxes of the Company or relating to any of its activities. None of the Company, any of its Subsidiaries or any of their respective officers (including the employee responsible for Tax matters) expects any Governmental Authority to assess any additional Taxes for any period for which Tax Returns have been filed. The Company is not subject to any agreements, waivers or other arrangements extending the period for assessment, levy or collection of any Taxes. There are no Liens for Taxes upon any property or asset of the Company, except for Permitted Liens. All Taxes which the Company is required by law to withhold or to collect have been withheld or collected and paid over to the proper Governmental Authorities or segregated and set aside for such payment. The Company has not, with regard to any assets or property held, acquired or to be acquired by it, filed a consent to the application of Section 341(f) of the Code. The Company is not a party to or bound by any agreement providing for the allocation or sharing of Taxes with any Person except for certain of the Company's real property leases which provide that the lessee thereunder shall pay all Taxes assessed with respect to the leased Company Property. The Company has not been a member of any affiliated or combined group of companies that files a consolidated, affiliated or other combined group Tax Return (other than a group the common parent of which was the Company), and the Company has no liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treasury Regulation Paragraph 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract, or otherwise.

(o) Employee Plans. The Company is not and has never been a party to any collective bargaining agreement or union contract. Except for the plans as described on Schedule 4.1(o) hereto, (i) the Company has no employee benefit plans, as defined in the ERISA, or any other welfare, bonus, deferred compensation, stock option, restricted stock, pension, profit sharing, severance or fringe benefit plan, formal or informal, written or oral, covering any employee or former employee of the Company (collectively, "Employee Plans"), (ii) the Company has never maintained any such plan with respect to which the Company has any obligations other than the Employee Plans (the "Prior Employee Plans") and (iii) neither the Company nor any of its officers or directors has taken any action that would directly or indirectly obligate the Company to institute any Employee Plan. The Company has reserved all rights necessary to amend or terminate each of the Employee Plans. Each Employee Plan and Prior Employee Plan has been maintained, operated, and administered in compliance with its terms and in compliance with any and all related documents or agreements, and in compliance with all applicable laws. Each Employee Plan and Prior Employee Plan intended to qualify under
Section 401(a) of the Code, is so qualified and has received a favorable Internal Revenue Service determination letter covering the Tax Reform Act of 1986, and each trust maintained in connection with each such plan is tax exempt under Section 501(a) of the Code. All insurance premiums required to be paid by the Company with respect to any Employee Plan, and all benefits, expenses and other amounts due and payable by the Company under any Employee Plan, and all contributions, transfers or payments required to be made by the Company to any Employee Plan through or before the Closing Date have been paid, made or accrued as liabilities on the latest balance sheet included in the Interim Financial Statements. With respect to any insurance policy providing funding for benefits under any Employee Plan, there will be no liability of the Company in the nature of a retroactive rate adjustment arising wholly or partially out of events occurring prior to the Closing Date. No "prohibited transaction" within the meaning of Section 406 of ERISA or
Section 4975 of the Code, nor any breach of a duty imposed by Title I of ERISA, (i) which would result in any material liability to the Company has occurred with respect to any Employee Plan or Prior Employee Plan, or (ii) would occur as a result of the consummation of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Articles Supplementary. The Company is a "real estate operating company" within the meaning of Department of Labor Reg. Section 2510. 3-101(e). No employee benefit plan intended to be qualified under Section 401(a) of the Code owns, or, as a result of the consummation of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Articles Supplementary will own, more than 10% of the outstanding Common Stock. Except as described on Schedule 4.1(o), no Employee Plan or Prior Employee Plan (i) is or at any time was funded through a "welfare benefit fund" as defined in Section 419(e) of the Code; (ii) is or at any time was subject to Title IV of ERISA; or
(iii) is or at any time was a "multiemployer plan" within the meaning of
Section 3(37) or Section 4001(a)(13) of ERISA, or Section 414(f) of the Code, or a "multiple employer plan" within the meaning of Section 413(c) of the Code. Each Employee Plan that is or at any time was subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code is and has always been in compliance with the requirements of such sections and has incurred no "accumulated funding deficiency" within the meaning of such sections. Except as described on Schedule 4.1(o), the Company is not and has never been under common control with any other trade or business within the meaning of Section 4001(b)(1) of ERISA, and the Company has never been treated, along with any other trade or business, as a single employer for purposes of Section 414(b), 414(c), 414(m), 414(n), or 414(o) of the Code. Each Employee Plan that is a group health plan is in compliance with and has at all times been in compliance with (i) the continuation coverage requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA so as not to result in any material liability of the Company for any noncompliance, and (ii) the secondary payer requirements of Section 1862(b)(1) of the Social Security Act. No Employee Plan provides benefits, including, without limitation, death or medical benefits, beyond termination of service or retirement other than coverage mandated by law, group term life insurance proceeds, group long term disability benefits, death or retirement benefits under any qualified plan, or any deferred compensation benefits reflected on the Balance Sheet. No claim for medical expenses has been incurred that would result in payments under any Employee Plan or Prior Employee Plan in excess of $25,000. No facts or circumstances exist, no actions have been taken or omitted to be taken, nothing has occurred, and nothing will occur as a result of the execution and performance of this Agreement and the transactions contemplated hereby, such that the Company could be subject (directly or indirectly) to any material liability for any claims, judgments, damages, penalties, taxes (including excise taxes), assessments or similar items with respect to any of the Employee Plans or Prior Employee Plans covering any employee or former employee of the Company (other than liability for benefit payments incurred in the normal operations of any such plan), nor does the Company have any such liability.

(p) Registration Rights. Except for the registration rights granted in the Registration Rights Agreement, the Company has not agreed to register the sale of any of its securities under the 1933 Act.

(q) Affiliate Contracts. Except as described on Schedule 4.1(q) the Company has no Contracts, directly or indirectly, with any employee, director, officer, shareholder or Affiliate of the Company.

(r) Contracts. Schedule 4.1(r) hereto sets forth each Contract or other instrument that is of a type described below:

(i) Any Contract, or series of Contracts directly related to the same matter or project, for capital expenditures or the acquisition or construction of fixed assets which requires aggregate payments by the Company in excess of $75,000;

(ii) Any Contract relating to cleanup, abatement or other actions in connection with environmental liabilities;

(iii) Any indenture, mortgage, loan or credit Contract under which the Company has borrowed any money or issued any note, bond, indenture or other evidence of Indebtedness for Borrowed Money, or guaranteed indebtedness for money borrowed by others;

(iv) Any Contract with any representative, distributor or sales agent which is not terminable without cost or penalty to the Company on 90 days' or less notice;

(v) Any Contract under which the Company is (A) a lessee of, or holds or uses, any real property or any machinery, equipment, vehicle or other tangible personal property owned by a third party or (B) except for Company Leases, a lessor of, or makes available for use by any third party, any real property or any tangible personal property owned by the Company, in either such case which requires aggregate annual payments in excess of $75,000;

(vi) Any executory Contract, or series of executory Contracts directly related to the same matter or project, for the purchase of materials or services for an aggregate consideration in excess of $75,000 or which is not terminable by the Company without cost, penalty or forfeiture;

(vii) Any permits, licenses, authorizations, approvals, franchises, consents, grants, or similar documents or authority of any Governmental Authority required or used for the conduct of the Company's business;

(viii)  Any Contracts with any Governmental Authority;

(ix) Any Contracts not made in the ordinary course of business and involving remaining payments or receipts in excess of $25,000 and that are not terminable in 90 days or less by the Company without cost, penalty or forfeiture;

(x) Any Contracts containing a covenant not to compete or restricting in any material respect the Company's ability to transact business in any jurisdiction of the United States or a foreign country;

(xi)  Any Contracts or other agreements for indemnification;

(xii) Any other Contracts material to the assets, properties, liabilities, financial condition, results of operations, business or prospects of the Company; and

(xiii) Any Contract or arrangement the performance of which by the Company, under circumstances now reasonably foreseeable by the Company, is likely to have a material adverse effect on the assets, properties, liabilities, financial condition, results of operations, business or prospects of the Company.

Except as expressly set forth on Schedule 4.1(r) hereto, each Contract listed or described on Schedule 4.1(r) is a valid and binding obligation of the Company and is in full force and effect. Except as expressly set forth on
Schedule 4.1(r), the Company has performed all of its material obligations required to be performed through the date hereof under the Contracts so listed or described and the Company is not in breach or default in any respect thereunder nor has any event or circumstance occurred which, with notice or lapse of time or both, would constitute any such breach or default, except in any such case for such breaches or defaults which, individually or in the aggregate, do not, and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on the assets, properties, liabilities, financial condition, results of operations, business or prospects of the Company. To the best of the Company's knowledge and belief after due inquiry, none of the other parties to such Contracts is in breach or default in any respect thereunder nor has any event or circumstance occurred which, with notice or lapse of time or both, would constitute any such breach or default, except in any such case for such breaches or defaults which, individually or in the aggregate, do not, and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on the assets, properties, liabilities, financial condition, results of operations, business or prospects of the Company.

(s) Affiliated Transactions. Except as set forth on Schedule 4.1(s) hereto, no Affiliate of the Company has any interest (other than as a non-controlling holder of securities of a publicly-traded company), either directly or indirectly, in any Person (whether as an employee, officer, director, shareholder, agent, independent contractor, security holder, creditor, consultant or otherwise) that presently (i) provides any services or designs, produces or sells any products or engages in any activity which is the same, similar to or competitive with any activity or business in which the Company is now engaged; (ii) is a supplier of, customer of, creditor of, or has an existing contractual relationship with, the Company; or (iii) has any direct or indirect interest in any asset or property used by the Company or any property, real or personal, tangible or intangible, that is necessary or desirable for the conduct of the business of the Company.

(t) Environmental Compliance. The Company is and has at all times been in compliance with all applicable federal, state and local laws, regulations, rules, ordinances, by-laws, orders or determinations (including permit requirements) relating to the protection of health, safety or the environment in connection with the ownership, operation and condition of its properties and business ("Environmental Laws"). The Company has never been issued any permits, licenses or other authorizations pursuant to any Environmental Law. The Company has no knowledge of any facts or circumstances that could adversely affect or render significantly more costly in the future the Company's compliance with existing Environmental Laws. Except as disclosed on
Schedule 4.1(t), to the best of the Company's knowledge and belief after due inquiry, no Contaminant (as such term is defined below) has ever been generated, handled, discharged, disposed of, released, placed or dumped on or under any premises or facilities presently or previously owned, leased or used by the Company or the Court Office Building or the Elgin Office Property, whether by the Company or any other Person, in a manner that violates any Environmental Law. Except as disclosed on Schedule 4.1(t), to the best of the Company's knowledge and belief after due inquiry, no PCB's (polychlorinated biphenyls), asbestos or underground storage tanks are or were ever used in the construction or operation of, or located on, the premises or facilities presently or previously owned, leased or used by the Company or the Court Office Building or the Elgin Office Property. For purposes of this Section 4.1(t), the term "Contaminant" means any pollutant, contaminant, toxic substance, hazardous waste, hazardous material, hazardous substance, petroleum, crude oil or any fraction thereof or any other substance regulated by any Environmental Law.

(u) Securities Laws. No consent, authorization, approval, permit, or order of or filing with any Governmental Authority is required for (i) the Company to execute and deliver this Agreement or the Registration Rights Agreement
(ii) the Company to offer, issue, sell or deliver the Shares, or (iii) the issuance of shares of Common Stock upon the conversion of the Restricted Stock. Based in part on the accuracy of the representations of the Investors and under the circumstances contemplated hereby and under current laws and regulations, the offer, issuance, sale and delivery of the Shares to the Investors and the issuance of shares of Common Stock upon the conversion of the Restricted Stock is exempt from the prospectus delivery and registration requirements of the 1933 Act.

(v) Absence of Certain Commercial Practices. To the best of the Company's knowledge and belief after due inquiry, neither the Company nor any officer, director, employee or agent of the Company (or any Person acting on behalf of any of the foregoing) has (i) given or agreed to give any gift or similar benefit of more than nominal value on behalf of the Company to any customer, supplier, employee or official of any Governmental Authority (domestic or foreign), to induce the recipient or his employer to do business, grant favorable treatment or compromise or forego any claim or (ii) made any significant payment which might be improper under prevailing laws (regardless of the jurisdiction in which such payment was made) to promote or retain tenants or properties or to help, procure or maintain good relations with suppliers.

(w) Employee Matters. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The Company is in compliance with all applicable material laws and regulations respecting labor, employment, fair employment practices, terms and conditions of employment, and wages and hours, and there are no charges of employment discrimination or unfair labor practices pending, or, to the best knowledge of the Company after due inquiry, threatened against, the Company.

(x) Disclosure. The Company has fully responded to all written requests for information and has accurately answered, to the best of the Company's knowledge and belief after due inquiry, all inquiries from the Investors concerning the Court Office Building, the Elgin Office Property, and the assets, properties, liabilities, financial condition, results of operations, business and prospects of the Company, and has not withheld any facts relating thereto that it reasonably believed to be material with respect to the Court Office Building, the Elgin Office Property, and the assets, properties, liabilities, financial condition, results of operations, business or prospects of the Company. No information in this Agreement, in any Schedule or Exhibit attached to this Agreement, in the Registration Right Agreement, in the Offering Memorandum or in any other document delivered to the Investors in connection herewith, contains any untrue statement of a material fact or when considered together with all such information delivered to the Investors omits to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, when taken as a whole, not misleading. There is no fact or circumstance relating to the Company that materially and adversely affects or in the future may, in the reasonable business judgment of the Company, be expected materially and adversely to affect the same which has not been set forth in this Agreement, the Schedules hereto or the Offering Memorandum.

(y) REIT Qualification. Commencing with the Company's taxable year ended December 31, 1993 and at all times thereafter, the Company has been, and as of each Closing Date the Company will be, organized and operated in conformity with the requirements for qualification, and as of the date hereof for all taxable periods commencing with its taxable year ended December 31, 1993 has qualified for taxation, as a "real estate investment trust" under the Code and the rules and regulations thereunder, and under all income tax laws, rules, regulations and provisions of each of the states in which it owns property or conducts business (to the extent that any such state recognizes REIT status). The Company filed with its federal income tax return for the taxable year ended December 31, 1993 an election to be a "real estate investment trust," and as of the date hereof such election has not been terminated or revoked.
At no time during the period commencing with the Company's taxable year ended December 31, 1993, and continuing through the date hereof has the Company been, and as of the Closing Date the Company will not be, closely held within the meaning of Section 856(a)(6) and Section 856(h) of the Code. The Company has at all times during the period commencing with its taxable year ended December 31, 1993 and continuing through the date hereof (i) satisfied the 75%, 95% and 30% gross income tests set forth in Section 856(c)(5) of the Code, and (iii) satisfied the 95% distribution requirements of Section 857(a)(1) of the Code. The Company has for all taxable periods commencing with its taxable year ended December 31, 1993 complied in full with the provisions of Treasury Regulation Section 1.857-8 for the purpose of ascertaining the actual ownership of the outstanding shares of the Company.
At no time during the period commencing with the Company's taxable year ended December 31, 1993, and continuing through the date hereof has the Company engaged in any transaction that would constitute a "prohibited transaction" within the meaning of Section 857(b)(6)(B) of the Code. As of the close of the Company's taxable year ended December 31, 1993, the Company had no earnings and profits accumulated in any "non-REIT year" within the meaning of
Section 857(a)(3). Prior to the commencement of the Company's taxable year ended December 31, 1993, the Company did not own any assets other than cash and cash equivalents. Each Subsidiary of the Company is a "qualified REIT subsidiary" within the meaning of Section 856(i)(2) of the Code. The issuance of the Shares to the Investors as contemplated by this Agreement will not jeopardize the status of the Company as a "real estate investment trust" under the Code and the rules and regulations thereunder.

(z) Title to Properties. (i) The Company has good and marketable title in fee simple to all real property owned by it (individually, a "Company Property" and collectively, the "Company Properties"), and good and marketable title to all personal property owned by it that is material to its business, in each case free and clear of all Liens other than Permitted Liens and those disclosed on Schedule 4.1(z) hereto and those which would not, either individually or in the aggregate, have a material adverse effect on any Company Property (including the present maintenance, operation, occupancy or use of any such Company Property) (collectively, the "Company Permitted Encumbrances").

(ii) GLR No. 1, Inc., an Illinois corporation and a wholly-owned Subsidiary of the Company, is the holder of a 2.5% general partnership interest in JMG Fox Valley Limited Partnership, an Illinois limited partnership ("JMG Fox Valley") free and clear of all Liens. JMG Fox Valley is a general partner in Elgin Industrial Joint Venture, an Illinois joint venture ("EIJV") free and clear of all Liens. EIJV has good and marketable title in fee simple to the Elgin Office Property, and good and marketable title to all personal property used in connection with the ownership, maintenance, occupancy, and operation of the Elgin Office Property in each case free and clear of all Liens other than Permitted Liens and those disclosed on Schedule 4.1(z) hereto and those which would not, either individually or in the aggregate, have a material adverse effect on the Elgin Office Property (including the maintenance, operation, occupancy or use of the Elgin Office Property) (collectively, the "Elgin Office Property Permitted Encumbrances").

(iii) GLR No. 2, Inc., an Illinois corporation and a wholly-owned Subsidiary of the Company, is the holder of a 2.5% general partnership interest in JMG Court Office Center Limited Partnership, an Illinois limited partnership ("JMG Court Office Center") free and clear of all Liens. JMG Court Office Center has good and marketable title in fee simple to the Court Office Building, and good and marketable title to all personal property used in connection with the ownership, maintenance, occupancy, and operation of the Court Office Building in each case free and clear of all Liens other than Permitted Liens and those disclosed on Schedule 4.1(z) hereto and those which would not, either individually or in the aggregate, have a material adverse effect on the Court Office Building (including the maintenance, operation, occupancy or use of the Court Office Building) (collectively, the "Court Office Building Permitted Encumbrances").

(aa) Title Insurance. Except as set forth on Schedule 4.1(aa) hereto, an owner's policy of title insurance issued by a nationally recognized title insurance company in a form and containing coverages customarily approved and required by institutional investors has been obtained for each Company Property and if a majority interest in the Elgin Office Property and/or the Court Office Building are acquired by the Company, any Subsidiary or any of their Affiliates (other than an officer or director of the Company), at or prior to such acquisition such title insurance will be obtained. Except as set forth on Schedule 4.1(aa), each owner's policy of title insurance insures the fee simple ownership interest of the Company in each Company Property subject only to the Company Permitted Encumbrances and is in an amount at least equal to the sum of (i) the cost of the acquisition of such Company Property and (ii) for the Company Property located in Oak Brook, Illinois and the Company Property located in Springfield, Ohio, the subsequent cost of the construction and installation of the improvements made by the Company located on such Company Property (measured at the time of such construction). The owner's policy of title insurance for the Elgin Office Property and the Court Office Building will insure the fee simple ownership interest of the Company in the Elgin Office Property and the Court Office Building subject only to the Elgin Office Property Permitted Encumbrances and the Court Office Building Permitted Encumbrances, as applicable, and will be in the amount at least equal to the sum of (A) the cost of the acquisition of the Elgin Office Property and the Court Office Building, as applicable, and (B) the subsequent cost of the construction and installation of the improvements made by the Company located on the Elgin Office Property and the Court Office Building, as applicable (measured at the time of such construction).

(bb) Over Financing. The Company has not incurred any financing or any portion thereof for the sole purpose of distributing the proceeds of the same to its stockholders.

(cc) Defects. Except as set forth on Schedule 4.1(cc) hereto, to the best of the Company's knowledge and belief after due inquiry, there are no material defects in the improvements located on the Elgin Office Property, the Court Office Building or any Company Property including, without limitation, any defect in the foundation, structural systems, roof or the electrical, plumbing, heating, ventilating or air conditioning systems included within the improvements located on such Elgin Office Property, Court Office Building or Company Property and there are no material repairs or deferred maintenance required to be made thereto.

(dd) Condemnation. Except as set forth on Schedule 4.1(dd) hereto, there is no pending or, to the best of the Company's knowledge and belief after due inquiry, threatened public or private condemnation or similar proceeding affecting the Elgin Office Property, the Court Office Building or a Company Property or any part thereof that could have a material adverse effect upon the present maintenance, operation, occupancy or use of the Elgin Office Property, the Court Office Building or such Company Property.

(ee) Taxes and Assessments on Company Properties. There are no material unpaid real estate property taxes or assessments due and payable against the Elgin Office Property, the Court Office Building or a Company Property. The Company has not received any notice of assessment for public improvements with respect to or relating to the Elgin Office Property, the Court Office Building or a Company Property.

(ff) Properties and Leases. Schedule 4.1(ff) hereto sets forth a complete and correct list of (i) all Company Properties and (ii) all leases of the Elgin Office Property, the Court Office Building and the Company Properties or any part thereof in effect on the date hereof (individually, a "Company Lease" and collectively, the "Company Leases") and sets forth a complete and correct description of the following:

i) the land, building and approximate square footage of the demised premises under each Company Lease;

(ii)  the name of the tenant and any guarantor under each Company Lease;

(iii)  the expiration date of the term of each Company Lease;

(iv) the amount of annual or monthly base rent and additional rent due under each Company Lease and the amount, or the basis of calculation thereof, of any scheduled increase or other escalation in the annual and monthly base rent or additional rent;

(v) any renewal, extension, expansion or cancellation right of the tenant under each Company Lease; and

(vi) any option or first refusal purchase right of the tenant under each Company Lease.

There are no leases, tenancies, licenses or other rights of occupancy or use of the Company Properties or any portion thereof except for the Company Leases and except as set forth on Schedule 4.1(ff) hereto. Each Company Lease is valid and enforceable, is in full force and effect, has not been amended, modified or supplemented except as set forth on Schedule 4.1(ff) hereto, and the tenant thereunder has accepted its demised premises, is in actual possession in the normal course and has commenced payment of rent and additional rent, if applicable, therefor. Except as set forth on Schedule 4.1(ff) hereto, each Company Lease provides that the tenant thereunder is required to pay all operating expenses, repairs and maintenance, and taxes and insurance in connection with the maintenance, ownership, use and occupancy of the Company Property demised thereunder. The Company is not in default in the payment or performance of any obligation binding on the Company under a Company Lease and the Company has not given notice of default to a tenant (which default has not previously been cured), nor does any condition or event exist that with the giving of notice or the passage of time, or both, would constitute a default by the Company or, to the best of the Company's knowledge and belief after due inquiry, by a tenant under a Company Lease. The Company does not have any knowledge of any claim, offset, right of recoupment or defense available to a tenant under a Company Lease. There have been no material waivers by the Company of any default under or breach of a Company Lease by a tenant. Except for the Company Mortgages, the Company has not assigned, pledged, hypothecated or otherwise encumbered any of its right, title or interest in and to a Company Lease or any rents payable thereunder. No tenant has an option or first refusal purchase right under a Company Lease except as set forth on Schedule 4.1(ff) hereto.

(gg) Mortgages. Schedule 4.1(gg) hereto sets forth a complete and correct list of all mortgages, deeds of trust, deeds to secure debt and other similar security interests encumbering the Elgin Office Property, the Court Office Building, and the Company Properties or any part thereof (individually, a "Company Mortgage" and collectively, the "Company Mortgages") and sets forth a complete and correct description of the following:

(i)  the Company Property encumbered by each Company Mortgage;

(ii)  the name of the obligor, guarantor and the holder of each Company
Mortgage;

(iii) the priority of each Company Mortgage and any mortgage, deed of trust or other similar instrument that is either prior to or subordinate to each Company Mortgage;

(iv) the date of each Company Mortgage and any amendment or modification thereof;

(v) the original principal amount of the debt secured by each Company Mortgage, the current rate of interest thereunder and the current outstanding principal balance thereof;

(vi) the maturity date of the debt secured by each Company Mortgage, the type of debt secured thereby and whether any balloon payment is due at the maturity of the debt secured thereby;

(vii) the amount of the current monthly payment of interest, principal or other amounts due under each Company Mortgage and the amount of any other mandatory principal or other payment due thereunder prior to the maturity date of the debt secured thereby;

(viii) any amount that has not been disbursed or advanced to the Company by the holder of a Company Mortgage that such holder is obligated to disburse or advance;

(ix) any prepayment premiums with respect to the prepayment (full or partial) of the debt secured by each Company Mortgage and the current penalty payable in connection with any such prepayment; and

(x) the amount of any escrow deposits or other deposits or payments held under each Company Mortgage by the holder of each Company Mortgage.

There are no mortgages, deeds of trusts, deeds to secure debt or other similar instruments encumbering the Company Properties or any portion thereof except for the Company Mortgages. Each Company Mortgage is valid and enforceable, is in full force and effect, and has not been amended, modified or supplemented except as set forth in Schedule 4.1(gg) hereto. All payments, installments and charges due and payable under a Company Mortgage have been paid in full. The Company has not received notice of default by the Company (which default has not previously been cured) from the holder of a Company Mortgage nor, to the best of the Company's knowledge and belief after due inquiry, does any condition or event exist which with the giving of notice or the passage of time, or both, would constitute a default by the Company under a Company Mortgage. Except as set forth on Schedule 4.1(gg) hereto, the consummation of any of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Articles Supplementary will not require the consent or approval of the holder of a Company Mortgage and will not violate, conflict with or constitute a default by the Company under a Company Mortgage or result in a condition or event which with the giving of notice or the passage of time, or both, would constitute a default by the Company under a Company Mortgage.

(hh) Company Mortgage Loans. The Company has not made any loans to others secured by a mortgage, deed of trust, deed to secure debt or other similar instrument encumbering real property and personalty related to such real property.

(ii) Investment Company Act. The Company is not an "investment company" or a company "controlled" by "an investment company" within the meaning of the 1940 Act and the rules and regulations thereunder and is not deemed to be an "investment company" for purposes of Section 12(d)(1) of the 1940 Act.

(jj) Insurance. The Company: (I) keeps or causes all of its insurable property or properties (including without limitation, the Company Properties, the Court Office Building and the Elgin Office Property) to be kept insured against loss or damage against fire and other material risks; (ii) maintains public liability insurance against claims for personal injury, death, or property damage suffered by others upon or in or about any premises occupied by it or owned by it or occurring as a result of its maintenance or operation of any automobiles, trucks, or other vehicle or other facilities (iii) causes public liability insurance against claims for personal injury, death, or property damage suffered by others upon or in or about the Court Office Building and the Elgin Office Property to be maintained, and (iv) maintains or causes to be maintained all such workers' compensation or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business. All insurance for which provision has been made in this
Section 4.1(jj) is maintained with such insurers, in such amounts and to such extent as is standard for businesses such as or similar to the Company's business.

4.2 Representations of the Investors. Each Investor hereby severally, and not jointly, represents to the Company that:

(a) Investment Intent. The Shares to be purchased by such Investor hereunder are being purchased for its own account or as a fiduciary for a fiduciary account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act except (i) in compliance with the 1933 Act and (ii) that disposition of the Shares shall at all times be within such Investor's control. Such Investor understands that the Shares have not been registered under the 1933 Act by reason of their issuance in transactions exempt from the registration and prospectus delivery requirements of the 1933 Act pursuant to Section 4(2) thereof. Such Investor further understands that the certificates representing the Shares will bear the following legend and agrees that it will hold such Shares subject thereto:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR RULE 144A UNDER SUCH ACT OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT, PROVIDED THAT IN A TRANSACTION PURSUANT TO (iii) ABOVE, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL (WHICH MAY BE INTERNAL COUNSEL OF THE HOLDER) REASONABLY SATISFACTORY IN FORM AND SUBSTANCE IS FURNISHED TO THE COMPANY STATING THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

Whenever the legend requirement imposed by this Section 4.2(a) shall terminate or a holder shall provide an opinion of counsel stating that such legend is no longer required, the respective holders of the Shares for which such legend requirements have terminated shall be entitled to receive from the Company, at the Company's expense, certificates without such legend. In the event any disagreement arises regarding whether the legend requirement imposed by this
Section 4.2(a) has terminated, the holders of such Shares shall be entitled to receive from the Company, at the Company's expense, certificates without such legend if any such holder provides the Company with a written opinion of counsel (which may be internal counsel of such holder) stating that such legend is not, or is no longer, necessary or required.

(b) Capacity of the Investors; Execution of Agreement. Such Investor has all requisite power, authority and capacity to enter into this Agreement and the Registration Rights Agreement, and to perform the transactions and obligations to be performed by it hereunder and thereunder. This Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by it and constitute its valid and legally binding obligations, enforceable in accordance with their respective terms.

(c) Accredited Investor. Such Investor is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.

(d) Suitability and Sophistication. (i) Such Investor has such knowledge and experience in financial and business matters that it is capable of independently evaluating the risks and merits of purchasing the Shares; (ii) it has independently evaluated the risks and merits of purchasing the Shares and has independently determined that the Shares are a suitable investment for it and (iii) it has sufficient financial resources to bear the loss of its entire investment in the Shares.

(e) Shares Held by Employee Plans. Each of Fortis, Morgan Stanley and WKZV represents that no more than 860,000 of the Shares to be purchased by each such Investor will be held by an employee benefit plan intended to be qualified under Section 401(a) of the Code.

SECTION 5.  INDEMNIFICATION

5.l Indemnification by the Company. Notwithstanding anything in this Agreement to the contrary, but subject to the other provisions of this
Section 5, the Company shall indemnify, defend, and hold each of the Investors, each Investor's respective directors, trustees, partners, officers, employees, manager, members, representatives and Affiliates, and each of such partners' and Affiliates' officers, directors, trustees, partners, employees, representatives and Affiliates, (collectively, the "Investor Indemnitees") harmless from and against, and shall reimburse them for, any and all demands, claims, losses, liabilities, damages, costs and expenses whatsoever (including, without limitation, any fines, penalties, reasonable fees and disbursements of counsel incurred by the Investor Indemnitees in investigating or defending any of the foregoing and other reasonable expenses incurred in investigating or defending any of the foregoing or enforcing this Agreement, the Registration Rights Agreement or the Articles Supplementary) (individually a "Loss" and collectively "Losses") sustained or incurred by an Investor Indemnitee resulting from or arising in connection with (a) any inaccuracy in or breach of any of the representations or warranties of the Company set forth in this Agreement or the Schedules or Exhibits hereto or (b) any breach by the Company of any of its covenants, obligations, or agreements contained herein or in the Registration Rights Agreement or the Articles Supplementary in each case whether or not such loss results from a third party claim.

5.2 Indemnification Notice. In the event that (a) an event occurs which gives an Investor a right to indemnification hereunder or (b) any third party claim is asserted against a Person with respect to which such Investor is entitled to indemnification hereunder, such Investor (the "indemnified party") shall, within 60 days of the later of the occurrence of the event giving rise to the claim or the date that the indemnified party learned of such claim, notify the Company (the "indemnifying party") of such claim by delivery of a written notice describing the claim and indicating the basis for indemnification hereunder. The indemnifying party shall have the right, upon written notice to the indemnified party within 10 days after receipt from the indemnified party of notice of such claim, to conduct at its expense the defense against such claim in its own name, or if necessary in the name of the indemnified party. In the event that the indemnifying party fails to give such notice, it shall be deemed to have elected not to conduct the defense of the subject claim, and in such event the indemnified party shall have the right to conduct such defense and only with the prior consent of the indemnifying party, which consent shall not be unreasonably withheld, to compromise and settle the claim. In the event that the indemnifying party does elect to conduct the defense of the subject claim, the indemnified party shall cooperate with and make available to the indemnifying party such assistance and materials as may be reasonably requested by it, all at the expense of the indemnifying party and the indemnified party shall have the right to participate in the defense, provided that the indemnifying party will have the right to compromise and settle the claim only with the prior written consent of the indemnified party. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (x) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (y) the indemnified party has reasonably concluded that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party or (z) the indemnified party reasonably concludes that a conflict or potential conflict exists between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. Any settlement to which the indemnifying party shall have consented in writing shall conclusively be deemed to be an obligation with respect to which the indemnified party is entitled to indemnification hereunder.

5.3 Remedies Cumulative. No specific right, power or remedy conferred by this Agreement shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by any security of the Company, now or hereafter available, at law or in equity, by statute or otherwise.

5.4 Remedies Not Waived. No course of dealing between the Company and the Investors, and no delay in exercising any right, power or remedy conferred hereby or by any security issued by the Company, or now or hereafter available at law or in equity, by statute or otherwise, shall operate as a waiver of or otherwise prejudice any such right, power or remedy.

SECTION 6.  COVENANTS

The Company covenants and agrees with the Investors to provide for the following:

6.l Furnishing of Financial Statements and Information. The Company shall deliver the following information to the Investors (provided, however that, by written notice to the Company each Investor may elect not to receive any or all of the information that the Company is required to deliver pursuant to this Section 6.1):

(a) as soon as they become available, (i) but in any event within 45 days after the close of the fiscal quarter commencing with the quarter ended June 30, 1996, the Company's Quarterly Report on Form 10-Q (or any successor form) as filed with the SEC or (ii) if the Company is not required to file such form with the SEC or does not file such form, unaudited consolidated balance sheets of the Company as of the end of such quarter, together with the related unaudited consolidated statements of income, changes in shareholders' equity and cash flows for such quarter and for the period from the beginning of the fiscal year to the end of such quarter setting forth comparative amounts for the previous periods and (iii) as soon as they become available, but in any event within 60 days after the close of the fiscal quarter commencing with the quarter ended June 30, 1996, a reconciliation of such results with the budgeted amounts in comparative form, all in reasonable detail and the statements as of the end of each fiscal quarter shall be certified by the President or chief financial officer of the Company to be accurate to the best of such officer's knowledge, subject to year-end adjustments;

(b) within 15 days after the end of each fiscal quarter commencing with the quarter ended June 30, 1996, a certificate from the President or Chief Executive Officer of the Company stating that such officer has no knowledge of the occurrence or the existence of an Event of Noncompliance or an event or circumstance that, given notice or lapse of time, or both, would constitute an Event of Noncompliance, or if an Event of Noncompliance or such an event or circumstance shall have occurred a detailed description thereof, together with a brief narrative from the President or Chief Executive Officer of the Company describing the critical events of said quarter;

(c) as soon as they become available, but in any event within 90 days after the end of each fiscal year, (i) the Company's Annual Report on Form 10-K (or any successor form) as filed with the SEC or (ii) if the Company is not required to file such form with the SEC or does not file such form, the audited consolidated balance sheets of the Company, as of the end of such fiscal year, together with the related audited consolidated statements of income, changes in shareholders' equity and cash flows for such fiscal year, setting forth in comparative amounts for the previous fiscal year, all in reasonable detail and duly certified by a firm of independent public accountants of national standing reasonably acceptable to the Investors, which accountants shall have given the Company an opinion, unqualified as to the scope of the audit, regarding such statements;

(d) within five days after the Company learns of the commencement or overtly threatened commencement of any material claim or suit, legal or equitable, or of any material administrative, arbitration, or other similar proceeding against the Company, or any of its operations, assets or properties, written notice of the nature and extent of such suit or proceeding;

e) within five days after the Company learns of any circumstance or event which reasonably can be expected to have a material adverse effect on the assets, properties, liabilities, financial condition, results of operations, business or prospects of the Company, written notice of the nature and extent of such circumstance or event;

(f) at least 15 days prior to the end of each fiscal year of the Company, commencing with the fiscal year beginning January 1, 1997, an annual budget for the Company for the next succeeding fiscal year, prepared in good faith and submitted to the Board of Directors of the Company, which annual budget shall include monthly capital and operating expense budgets, cash flow statements, capital expenditure budgets, profit and loss projections and employee hiring projections;

(g) within two days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its shareholders and copies of all registration statements and all regular, special or periodic reports which it files with the SEC or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's businesses; and

(h) within 10 days after an Investor makes a reasonable request therefor, such other data relating to the business, affairs and financial condition of the Company.

Each of the financial statements referred to in Sections 6.1(a) and (c) hereof shall be prepared in accordance with GAAP (except, in the case of interim financial statements, for normal year-end adjustments) consistently applied and shall present fairly, in all material respects, the consolidated financial position of the Company, and the results of its operations and its cash flows, as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from the normal year-end audit adjustments, none of which would, alone or in the aggregate, be materially adverse to the assets, properties, liabilities, financial condition, results of operations, business or prospects of the Company.

6.2 Inspection and Meeting. The Company shall, upon receipt of reasonable notice, permit each of the Investors and any of their respective representatives to meet with an officer of the Company and to visit and inspect any of the properties of the Company during normal business hours, including, without limitation, their respective books and records (and to make extracts therefrom and copies thereof; provided, however, that the Investor or its representative shall advise the Company of any copies made and shall agree that it will not use or disseminate such information except as reasonably required in connection with the Investors' rights and benefits under this Agreement) and to discuss the Company's affairs, finances and accounts with its officers, employees and independent public accountants.

6.3 Merger, Disposition or Acquisition. Prior to the consummation of a Qualifying IPO, the Company shall not, without the approval of (a) a majority of the independent members of the Board of Directors and (b) two thirds of the holders of Common Stock (w) merge into or with, or consolidate with, any Person, except that a Subsidiary that is wholly-owned by the Company may merge into the Company in a transaction where the Company is the surviving corporation or may merge into another Subsidiary that is wholly-owned by the Company, (x) sell, lease, transfer or otherwise dispose of all or substantially all of its assets in any transaction or series of related transactions, (y) dissolve or (z) liquidate (except for a liquidation effected on or after December 31, 2002 pursuant to the standing resolution of the Board of Directors to such effect); provided that any transaction of the type described in this Section 6.3 that has received the requisite approval prior to the date hereof, but which transaction has not been consummated prior to the First Closing Date shall also require the prior approval of the holders of two-third of the Shares.

6.4 Registration Rights. The Company shall not give to any Person the right to cause a registration with the SEC of the sale of such Person's securities without the prior written consent of the Investors if such right is equal to or greater than, conflicts with, or precedes in time the registration rights granted to the Investors in the Registration Rights Agreement.

6.5 Use of Proceeds. The Company shall use all proceeds received from the Investors in connection with the issuance and sale of the Shares hereunder to repay outstanding indebtedness as described on Schedule 6.5 hereto and for general corporate purposes, including costs associated with acquisitions.

6.6 No Conflicts of Interest. All transactions by and between the Company and any officer or employee whose annual cash compensation exceeds $20,000, or by and between the Company and any shareholder of the Company or any Person(s) controlled by or affiliated with any such officer, employee or shareholder, shall be conducted on an arm's-length basis, shall be on terms and conditions no less favorable to the Company than could be obtained from unrelated Persons and (except for transactions involving changes to such Person's compensation where the aggregate annual compensation to such Person does not exceed $75,000) shall be approved in advance by a majority of the directors then serving on the Board of Directors or a committee of the Board of Directors to which such responsibility has been delegated after full disclosure of the terms thereof, for which purpose the interested party, if a director, and any Affiliate of the interested party who is a director, shall not be entitled to vote.

6.7 Board of Directors Meetings; Nominees; Observers. (a) The Company shall ensure that meetings of the Board of Directors are held regularly, but in no event less than four times per year, and shall reimburse members of the Board of Directors for their reasonable travel expenses, including the cost of air fare and any necessary meals and lodging, incurred in connection with attending meetings of the Board of Directors or performing such other business on behalf of the Company as may be approved by the Company in advance.

(b) Each of Fortis, Morgan Stanley and WKZV shall be entitled to designate one individual to be nominated as a member of the Board of Directors and the Company shall recommend each such nominee for election to the Board of Directors; provided, however, that the Company not be obligated to nominate or recommend more than three representatives of the Investors for election to the Board of Directors pursuant to this Section 6.7(b) and provided further that after the consummation of the Third Closing, the Company shall not be required to nominate a representative of such Investor unless such Investor holds at least 750,000 shares of Common Stock or 5% of the issued and outstanding shares of Common Stock. At least 60 days prior to the date the Company submits nominees for the Board of Directors to its shareholders, the Company shall notify each Investor entitled to have a representative nominated hereunder and thereafter such Investor shall have 30 days to submit the name of such Investor's nominee, together with such other information regarding such nominee as reasonably requested by the Company in order to prepare the related proxy statement.

(c) In the event that an Investor does not have a representative on the Board of Directors, the Company shall permit one representative of such Investor to attend, but not vote, as an observer at each meeting of the Board of Directors or any committee of the Board of Directors empowered to act with the full authority of the Board of Directors, including telephone meetings; provided, however that the rights hereunder shall not be transferable to more than one Person and provided further that such Person shall hold at least 200,000 shares of Common Stock. The Company shall cause notice of any meeting of the Board of Directors or any such committee of the Board of Directors to be delivered to any such observer representative identified by an Investor at the same time and in the same manner as notice is given to the members of the Board of Directors. Such representative will be entitled to receive all written materials given to the members of the Board of Directors in connection with such meetings at the time such materials and information are given to the Board of Directors. The Company shall reimburse such representatives for their reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors.

6.8 Maintenance of Corporate Existence and Properties. (a) The Company shall preserve, renew and keep in full force and effect its corporate existence and qualification in requisite jurisdictions and all rights and privileges necessary or desirable for the normal conduct of its business or to permit the Company to comply with the terms of this Agreement, the Registration Rights Agreement and the Articles Supplementary.

(b) The Company shall maintain and keep, or cause to be maintained and kept, its properties used in the operation of its business in good repair and working order (normal wear and tear excepted), and from time to time make, or cause to be made, all repairs, renewals and replacements which in the Company's opinion are necessary and proper so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

6.9 Further Assurances. The Company shall cure promptly any defects in the creation and issuance of the Shares, and in the execution and delivery of this Agreement and the Registration Rights Agreement. The Company, at its expense, shall promptly execute and deliver to each Investor upon reasonable request all such other and further documents, agreements and instruments in compliance with or pursuant to its covenants and agreements herein, and shall make any recordings, file any notices and obtain any consents as may be reasonably necessary or appropriate in connection therewith.

6.10 Taxes and Assessments; Compliance with Laws. (a) The Company shall pay and discharge, before the same become delinquent and before penalties accrue thereon, all Taxes upon or against the Company, or any of its respective properties, and all other material liabilities at any time existing, except to the extent and so long as (i) the same are being contested in good faith and by appropriate proceedings in such manner as not to cause any material adverse effect upon the Company, including, with limitation, any material adverse effect upon the ability of the Company to comply with this Agreement, the Registration Rights Agreement or the Articles Supplementary, or the loss of any right of redemption from any sale thereunder and (ii) the Company shall have set aside on its books adequate reserves with respect thereto.

(b) The Company will promptly comply with all laws, ordinances or governmental rules and regulations to which it is subject, except to the extent and so long as applicability of the same are being contested in good faith and by appropriate proceedings in such a manner as not to cause any material adverse effect upon the ability of the Company to comply with this Agreement, the Registration Rights Agreement or the Articles Supplementary, or the loss of any right of redemption from any sale thereunder.

6.11 Continued Qualification as a REIT. From and after the date hereof, the Company will maintain its qualification for taxation as a "real estate investment trust" under the Code and the rules and regulations thereunder and under all applicable state income tax laws, rules, regulations and provisions. The Company will make dividend distributions during each of the Company's taxable years sufficient to satisfy the distribution requirement of Section 857(a)(1) of the Code.

6.12 Issuance of Securities. Prior to the consummation of a Qualifying IPO or a Qualifying Non-IPO Liquidity Event, except for Permitted Issuances, the Company shall not, without the prior written consent of each Section 16 Person, issue or enter into any agreement providing for the issuance (contingent or otherwise) of any Preferred Stock, Common Stock or other shares of its capital stock, or other securities exchangeable for or convertible into Preferred Stock, Common Stock or other capital shares, or grant any options or other rights that are exercisable for or convertible into Preferred Stock, Common Stock or other shares of its capital stock. In addition, prior to the effectiveness of a registration statement that was filed with the SEC by the Company pursuant to the terms of the Registration Rights Agreement covering the sale of the Registrable Shares, the Company shall not issue or enter into any agreement providing for the issuance of any Preferred Stock or any other securities ranking prior to the Common Stock or any other securities exchangeable for or convertible into Preferred Stock or such other securities.

6.13 Anti-Dilution Provision. (a) Prior to the consummation of a Qualifying IPO, except for Permitted Issuances, upon the occurrence of an Anti-Dilution Event, each non Section 16 Person shall be entitled to receive additional shares of Common Stock to be issued by the Company to the extent necessary to cause the average per share price of such Person's investment in the Common Stock, including, for purposes of this calculation, any shares of Common Stock issued upon conversion of the Restricted Stock, to equal the lowest gross per share price received by the Company pursuant to such Anti Dilution Event; provided, however, that if, in connection with any issuance to which this Section 6.13(a) applies, any Section 16 Person receives consideration different from that which they would have received if this
Section 6.13(a) applied to them, each non Section 16 Person shall be entitled to receive similar proportionate consideration (based on a comparison of the number of shares purchased pursuant to this Agreement of such non Section 16 Person and such Section 16 Person) in exchange for the Common Stock each non Section 16 Person would have otherwise received pursuant to this Section 6.13(a).

(b) Netting of Share Issuance. If Common Stock is issued to an Investor as a result of an Anti Dilution Event, the number of Restricted Shares then held by such Investor, if any, shall be reduced by the number of shares of Common Stock issued to such Investor pursuant to such Anti Dilution Event. If in connection with an Anti Dilution Event, any Investor receives consideration other than Common Stock, the number of Restricted Shares then held by such Investor, if any, shall be reduced by the number of shares of Common Stock that would have been issuable to such Investor if Section 6.13(a) had been applied.

6.14 Rights of First Refusal. Except for a Permitted Issuance, in the event that the Company intends to issue any equity securities prior to the consummation of a Qualifying IPO or a Qualifying Non IPO Liquidity Event, each non Section 16 Person shall have the first right to purchase a ratable portion of such shares equal to the percentage participation in the purchase of the Shares pursuant to this Agreement of such non Section 16 Person.
Such rights of first refusal shall be exercisable within 30 days after each Investor receives notice of such issuance, initially on a pro rata basis, and, to the extent that such additional shares are not purchased by other Investors, any remaining shares, subject to allocation in accordance with each Investor's percentage participation in the purchase of the Share pursuant to this Agreement; provided, however, that if, in connection with any issuance to which this Section 6.14 applies, any Section 16 Person receives consideration different from that which such Section 16 Person would have received if this Section 6.14 were applied to such Section 16 Person, each non Section 16 Person shall be entitled to receive similar consideration (based on a comparison of the number of Shares purchased pursuant to this Agreement of such non Section 16 Person and such Section 16 Person) on a ratable basis rather than the shares that such non Section 16 Person would have been entitled to purchase pursuant to this Section 6.14.

6.15 Conflicting Agreements. The Company shall not enter into or become subject to any amendment to its Articles of Incorporation, Bylaws or the Articles Supplementary or enter into or become subject to any Contract or instrument which by its terms would (in any such case and under any circumstances) restrict the Company's right to perform any of the provisions of this Agreement, the Registration Rights Agreement or the Articles Supplementary.

6.16 Books of Account. The Company shall keep books of record and account in which full, true and correct entries are made of all of its and their respective dealings, business and affairs, in accordance with GAAP consistently applied.

6.17 Director Liability Insurance. The Company shall maintain directors and officers' liability insurance in an amount not less than $3,000,000 to cover any nominee of any of the Investors who has been elected to the Board of Directors pursuant to Section 6.7(b) hereof.

6.18 Bylaws. The size of the Board of Directors shall not exceed 10 members except as provided by Section 7.2 hereof.

6.19 Expiration of Covenants. The covenants of the Company contained in this Section 6 shall expire upon the occurrence of the closing of a Qualifying IPO or a Qualifying Non IPO Liquidity Event.

6.20 Continued Existence as a Real Estate Operating Company. From and after the date hereof, and prior to the consummation of a Qualifying IPO, the Company will maintain its status as a "real estate operating company" within the meaning of ERISA and Labor Reg. Section 2510.3 101(e).

SECTION 7.  EVENTS OF NONCOMPLIANCE.

7.1 Events of Noncompliance. Prior to the closing of a Qualifying IPO or a Qualifying Non IPO Liquidity Event, the following events shall be Events of Noncompliance for purposes of this Agreement:

(a) the Company shall have been declared in default under any covenant or agreement in any material Contract, note, bond, indenture, loan agreement, or other instrument evidencing or related to any material amount of Indebtedness for Borrowed Money of the Company, such default shall not have been waived, and such default shall have caused the payment terms of such Indebtedness for Borrowed Money to be accelerated; or

(b) (i) any representation or warranty made by the Company in this Agreement or any of the Schedules hereto shall prove to have been untrue or incorrect in any material respect as of the Closing Date and, in the reasonable judgment of the Investors, such breach has a material adverse effect on the Company or the value of the Shares or (ii) any report, certificate, financial statement, financial schedule, or other document prepared or purported to be prepared by the Company or any of its officers and furnished or delivered pursuant to this Agreement or hereafter shall prove to contain a material misrepresentation, or shall prove to have had intentionally omitted from it any material fact necessary to make the information provided therein, when taken as a whole, not misleading; or

(c) the Company shall fail to perform or comply with any of its covenants and agreements contained in this Agreement, the Registration Rights Agreement or the Articles Supplementary and such failure (i) shall have continued unremedied for a period of 20 days after the earlier of (A) the date on which the Company should have given notice thereof in accordance with Section 7.3 hereof or (B) the date on which the Company receives notice thereof from an Investor or (ii) is the third such failure since the date of this Agreement; or

(d) the Company shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit or creditors, or any proceeding shall be instituted by or against the Company seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against the Company (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or similar official for, it or for any substantial part of its property) shall occur, or the Company shall take any corporate action to authorize any of the actions set forth above in this subsection.

7.2 Remedies Upon An Event of Noncompliance. Upon the occurrence of an Event of Noncompliance, then, unless such Event of Noncompliance shall have been waived in the manner provided in Sections 9.2 and 9.12 hereof, in addition to all other remedies that may be available to them at law or in equity in accordance with Section 7.4 hereof, the size of the Board of Directors shall be automatically increased to 15 members and the Investors, voting ratably in accordance with their interests in the Shares, shall be entitled to designate the Persons to fill the vacancies on such enlarged Board of Directors; provided, however, that any Investor by notice to the other Investors may elect not to participate in the designation of any member of the Board of Directors pursuant to this Section 7.2; and provided, further that, in the case of an Event of Noncompliance under Sections 7.1(b) or (c) hereof, prior to the Investors' designation of the additional members of the Board of Directors, the Investors shall use reasonable efforts to discuss the circumstances surrounding such Event of Noncompliance with the then existing non management members of the Board of Directors.

7.3 Notice of Noncompliance. When any Event of Noncompliance has occurred or exists, the Company shall give written notice to the Investors within five business days after such Event of Noncompliance has occurred or begun to exist.

7.4 Suits for Enforcement. The parties hereto agree that upon an Event of Noncompliance a remedy at law would not be adequate. In case any one or more Events of Noncompliance shall have occurred and be continuing, unless such Events of Noncompliance shall have been waived in the manner provided in Sections 9.2 and 9.12 hereof, the Investors may proceed to protect and enforce their rights under this Section 7 by suit in equity or action at law, including, without limitation, by suit for specific performance or injunctive relief. It is agreed that if the Investors prevail in any such action, the Investors shall be entitled to receive from the Company all reasonable fees, costs, and expenses incurred by them, including, without limitation, such reasonable fees and expenses of attorneys (whether or not litigation is commenced) and reasonable fees, costs, and expense of appeals.

7.5 Remedies Cumulative. No specific right, power, or remedy conferred by this Agreement shall be exclusive, and each such right, power, or remedy shall be cumulative and in addition to every other right, power, or remedy, whether conferred hereby or by any security of the Company or now or hereafter available, at law or in equity, by statute or otherwise.

7.6 Remedies Not Waived. No course of dealing between the Company and the Investors, and no delay in exercising any right, power, or remedy conferred hereby or by any security issued by the Company, or now or hereafter available at law or in equity, by statute or otherwise, shall operate as a waiver of or otherwise prejudice any such right, power, or remedy.

SECTION 8.  CONDITIONS TO CLOSINGS.

8.l Conditions to Closing by the Investors. The obligations of the Investors to consummate the purchase of the Shares pursuant to Section 2 hereof and certain of the transactions contemplated by this Agreement are subject to the satisfaction on or prior to each Closing of the following conditions, any of which may be waived in whole or in part in writing by all of the Investors purchasing Shares in such Closing:

(a) all representations and warranties of the Company contained in this Agreement shall be true and correct as of the date of this Agreement and as of each Closing Date as though made anew as of such date;

(b)  the Company shall have delivered to the Investors the items required by
Section 3.4 of this Agreement;

(c) each of the other Investors shall have purchased and paid at each Closing for the Common Stock to be acquired by it on each Closing Date;

(d) the Company shall have paid the costs, expenses, taxes and fees identified in Section 9.3 of this Agreement;

(e) the Company shall have performed and complied with all agreements and conditions required by this Agreement to be performed and complied with by it prior to or as of each Closing;

(f) each Investor's purchase of the Shares shall be permitted by the laws and regulations of the jurisdiction to which such Investor is subject (including, without limitation, Section 5 of the 1933 Act), and credit controls (whether voluntary or mandatory) or similar restraints applicable to such Investor shall not subject such Investor to any tax, penalty, liability or other onerous condition under or pursuant to any Applicable Law, and shall not be enjoined (temporarily or permanently) under, prohibited by or contrary to any injunction, order or decree applicable to such Investor;

(g) (i) No legislation, order, rule, ruling or regulation shall have been made by or on behalf of any Governmental Authority, nor shall any legislation have been introduced and favorably reported for passage to either House of Congress by any committee of either such House to which such legislation has been referred for consideration, nor shall any decision of any court of competent jurisdiction within the United States have been rendered that, in any Investor's reasonable judgment, could materially and adversely affect any of the Shares or any part thereof as an investment and
(ii) there shall be no action, suit, investigation or proceeding pending or threatened, against or affecting any of the Company, the Investors, any of their respective properties or rights, or any of their Affiliates, associates, officers, trustees or directors, before any court, arbitrator or administrative or governmental body that (A) seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement, the Registration Rights Agreement or the Articles Supplementary or (B) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions, and, to each Investor's knowledge, there shall be no valid basis for any such action, proceeding or investigation;

(h) all pre-issuance registrations, qualifications, permits, and approvals required, if any, under applicable state securities laws for the lawful execution and delivery of this Agreement and the offer, sale, issuance, and delivery of the Common Stock shall have been obtained;

(i) each of the representatives nominated by Fortis, Morgan Stanley and WKZV shall have been elected to be members of the Board of Directors effective no later than the consummation of the First Closing;

(j) the Articles Supplementary shall have been filed with and accepted by the Department of Assessments and Taxation of the State of Maryland;

(k)  the Company shall have obtained the consents described on Schedule
4.1(d); and

(l) the Company shall have or shall have caused to be duly made the appropriate filings with Standard & Poor's CUSIP Service Bureau, as agent for the National Association of Insurance Commissioners, in order to obtain a private placement number for the Shares.

8.2 Conditions to Closing by the Company. The obligations of the Company to consummate the issuance and sale of the Shares pursuant to Section 2 hereof and certain of the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, any of which may be waived in whole or in part in writing by the
Company:

(a) all representations of the Investors contained in this Agreement shall be true and correct as of the date of this Agreement and as of each Closing Date as though made anew as of such date;

(b)  the Investors shall have delivered to the Company the items required by
Section 3.5 of this Agreement; and

(c) all pre-issuance registrations, qualifications, permits, and approvals required, if any, under applicable state securities laws for the lawful execution and delivery of this Agreement and the offer, sale, issuance, and delivery of the Common Stock shall have been obtained.

SECTION 9.  MISCELLANEOUS

9.1 Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time by the mutual written consent of the Company and each of the Investors. There shall be no further obligation hereunder on the part of the parties hereto if this Agreement shall be so terminated; provided, however, that the termination of this Agreement pursuant to this Section 9.1 shall not relieve any party of any liability for breach of any representation, warranty or covenant contained herein prior to the date of such termination.

9.2 Waivers and Amendments. This Agreement may be amended or modified in whole or in part only by a writing which makes reference to this Agreement and, if entered into prior to the Third Closing Date, executed by all of the parties to this Agreement or, if entered into on or after the Third Closing Date, executed by the Investors as and to the extent required by Section
9.12 hereof and the Company. The obligations of any party hereunder may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party claimed to have given the waiver; provided, however, that any waiver by any party of any violation of, breach of, or default under any provision of this Agreement or any other agreement provided for herein shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement or any other agreement provided for herein.

9.3 Costs, Expenses and Taxes. Whether or not all or any part of the Shares are purchased by the Investors pursuant to this Agreement, the Company agrees to pay all costs and expenses of the Investors in connection with the preparation, execution, and delivery of this Agreement and other instruments and documents to be delivered hereunder and thereunder, including, without limitation, the reasonable fees and expenses of Jones, Day, Reavis & Pogue, counsel to the Investors, and the reasonable fees and expenses of an engineering firm or an environmental consultant, provided that the aggregate costs of such firm and consultant shall not exceed $20,000 without the Company's written consent. In addition, the Company agrees to pay on demand all out-of-pocket expenses of the Investors, including without limitation, the reasonable fees and out of pocket expenses of legal counsel, independent public accountants, and other outside experts reasonably retained by the Investors in connection with any amendments, waivers or consents pursuant to the provisions of this Agreement, the Registration Rights Agreement or the Articles Supplementary (whether or not the same are actually executed and delivered), including, without limitation, such amendments, waivers or consents resulting from any work out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement, the Registration Rights Agreement or the Articles Supplementary. The Company shall also pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and the other instruments and documents to be delivered under this Agreement, and the transactions contemplated hereby and agrees to save the Investors harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and filing fees following demand therefor by the Investors.

9.4 Entire Agreement. This Agreement, the Registration Rights Agreement, the Articles Supplementary and the other agreements and instruments expressly provided for herein, together set forth the entire understanding of the parties hereto and supersede in their entirety all prior contracts, agreements, arrangements, communications, discussions, representations, and warranties, whether oral or written, among the parties.

9.5 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the internal substantive laws of the State of Illinois without giving effect to the principles of conflicts of law thereof.

9.6 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall become effective (a) upon personal delivery thereof, including, without limitation, by prepaid overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by telecopy, upon confirmation of receipt thereof, in each case addressed.

If to the Company:

Great Lakes REIT, Inc.
823 Commerce Drive
Suite 300
Oak Brook, Illinois 60521
Attention:  Richard A. May
Telecopy No.:  (630) 368-2929

with a copy of each notice to the Company to:

McBride, Baker & Coles
500 West Madison Street
Chicago, Illinois 60661-2511
Attention:  Anne Hamblin Schiave
Telecopy No.:  (312) 993-9350

If to Fortis, at:

Fortis Benefits Insurance Company
c/o Fortis Advisers, Inc.
1 Chase Manhattan Plaza
41st Floor
New York, New York 10005
Attention:  James J. Brinkerhoff
Jerome A. Atkinson, Esq.
Telecopy No.:  (212) 859-7069

If to Morgan Stanley, at:

Morgan Stanley Institutional Fund U.S. Real Estate Portfolio
MS SICAV Real Estate
c/o Morgan Stanley Asset Management Inc.
1221 Avenue of the Americas
21st Floor
New York, New York 10020
Attention:  Ted Bigman
Telecopy No.:  (212) 296-7536

If to WKZV, at:

Wellsford Karpf Zarrilli Ventures, L.L.C.
201 Hamilton Road
Ridgewood, New Jersey 07450
Attention:  Edward Lowenthal
Telecopy No.:  (201) 445-3875
with a copy of each notice to WKZV to:

Wellsford Group
610 Fifth Avenue
New York, New York 10020
Attention:  Edward Lowenthal
Telecopy No.:  (212) 333-2323

If to NML, at:

Logan, Inc.
c/o The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
Attention:  Real Estate Department
Telecopy No.:  (414) 299-1557
If to Pension Trust Account No. 104972 Held by Bankers Trust Company as Trustee, at
Fidelity, at:

Pension Trust Account No. 104972
Held by Bankers Trust Company as Trustee
c/o Fidelity Management & Research Co.
82 Devonshire Street - F9D
Boston, Massachusetts 02109
Attention:  Tom Lavin
Telecopy No.:  (617) 476-7250

with a copy of each notice to Fidelity to:

Fidelity Management & Research Co.
82 Devonshire Street - E20E
Boston, Massachusetts 02109
Attention:  Robert Gervis
Telecopy No.:  (617) 476-7774

and to:

Goodwin, Procter & Hoar
Exchange Place
Boston, MA 02109
Attention:  Laura Hodges Taylor
Telecopy No.:  (617) 227-8591

with a copy of each notice to any Investor to:

Jones, Day, Reavis & Pogue
77 West Wacker
Suite 3500
Chicago, Illinois 60601-1692
Attention:  Timothy J. Melton
Telecopy No.:  (312) 782-8585

Any party by written notice to the others may change the address of the persons to whom notices or copies thereof shall be directed.

9.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument.

9.8 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer its rights hereunder without the prior written consent of the Investors. Each of the Investors shall be entitled to assign all of its rights, benefits and obligations hereunder to any Person that acquires Shares from such Investor without the prior consent of any party and such Person shall become an Investor and be entitled to all rights and benefits of an Investor hereunder. Promptly following any such assignment, the Investor(s) shall provide the Company with written notice of such assignment.

9.9 Third Parties. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person or entity other than the parties hereto any rights or remedies under or by reason of this Agreement.

9.10 Schedules and Exhibits. The schedules and exhibits attached to this Agreement are incorporated herein and shall be part of this Agreement for all purposes.

9.11 Headings. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

9.12 Consent of Investors. Whenever this Agreement requires or otherwise provides for the written consent of the Investors, unless a greater or lesser percentage is specified, the written consent of the Investors holding at least 66 2/3% of the Shares then held by all the Investors shall constitute the written consent of the Investors; provided however, that
Section 6.12 hereof may not be waived, modified or amended except by a writing signed by all of the Section 16 Persons.


























(signatures appear on next page]
IN WITNESS WHEREOF, the parties have duly executed, or have caused their duly authorized officer or representative to execute, this Agreement as of the date first above written.


GREAT LAKES REIT, INC.,
a Maryland corporation


By:/s/ Richard A. May


"Fortis"

FORTIS BENEFITS INSURANCE
COMPANY, a Minnesota corporation

By:  FORTIS ADVISERS, INC., UNDER POWER OF ATTORNEY


By:/s/ James J. Brinkerhoff

"Morgan Stanley"


MORGAN STANLEY INSTITUTIONAL
FUND, INC. - U.S REAL ESTATE PORTFOLIO, a Maryland corporation

By: MORGAN STANLEY ASSET MANAGEMENT INC., AS INVESTMENT ADVISOR

By:/s/ Russell Platt


MORGAN STANLEY SICAV SUBSIDIARY SA,
a Luxembourg corporation
By: MORGAN STANLEY ASSET MANAGEMENT INC., AS INVESTMENT ADVISOR

By:/s/ Russell Platt

"WKZV"


WELLSFORD KARPF ZARRILLI VENTURES, L.L.C., a Delaware limited liability company


By:/s/ Frederick P. Zarrilli


"NML"


LOGAN, INC., a Delaware  corporation


By:/s/ Lois A. Smith


"Fidelity"


PENSION TRUST ACCOUNT NO. 104972
HELD BY BANKERS TRUST COMPANY
AS TRUSTEE

By:  FIDELITY MANAGEMENT TRUST  COMPANY, UNDER POWER OF ATTORNEY


By:/s/ Thomas P. Lavin
Its: Vice President
                            EXHIBIT 2

                  REGISTRATION RIGHTS AGREEMENT


THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of August 20, 1996, is by and among Great Lakes REIT, Inc., a Maryland corporation (the "Company"), Fortis Benefits Insurance Company, a Minnesota corporation ("Fortis"), Morgan Stanley Institutional Fund, Inc. - U.S. Real Estate Portfolio, a Maryland corporation ("MS Institutional Fund"), Morgan Stanley SICAV Subsidiary SA, a Luxembourg corporation ("MS SICAV") (MS Institutional Fund and MS SICAV are collectively referred to as "Morgan Stanley"), Wellsford Karpf Zarrilli Ventures, L.L.C., a Delaware limited liability company ("WKZV"), Logan, Inc., a Delaware corporation ("NML") and Pension Trust Account No. 104972 Held by Bankers Trust Company as Trustee ("Fidelity;" Fortis, Morgan Stanley, WKZV, NML and Fidelity, together with their successors and assigns, are hereinafter sometimes referred to individually as a "Holder" and together as the "Holders").

                            RECITALS:

WHEREAS, the Company and the Holders are parties to a Stock Purchase Agreement dated as of August 20, 1996 (the "Stock Purchase Agreement"), and pursuant to such Stock Purchase Agreement, the Company has issued or may issue to the Holders shares of Common Stock representing Registrable Shares (as such terms is defined herein);

WHEREAS, the Company has agreed to provide to the Holders certain registration rights with respect to such Registrable Shares; and

WHEREAS, the Company and the Holders are entering into this Agreement to set forth the terms and conditions applicable to the grant and exercise of such registration rights;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Holders and the Company do hereby agree as follows:

                           AGREEMENTS:

Section 1.  Definitions.

In addition to the terms that are defined in the Preamble hereto, capitalized terms not defined herein shall have the meanings ascribed thereto in the Stock Purchase Agreement and the following terms shall have the following meanings as used in this Agreement:


"First Public Offering" means the sale of newly issued Common Stock by the Company pursuant to the Company's first effective Registration Statement covering the sale by the Company of such shares filed under the 1933 Act.

"Form S-1" means a Registration Statement on Form S-1 as promulgated by the SEC or any successor form that is substantially similar thereto.

"Form S-2" means a Registration Statement on Form S-2 as promulgated by the SEC or any successor form that is substantially similar thereto.

"Form S-3" means a Registration Statement on Form S-3 as promulgated by the SEC or any successor form that is substantially similar thereto.

"Form S-11" means a Registration Statement on Form S-11 as promulgated by the SEC or any successor form that is substantially similar thereto.

"Incidental Registration" is defined in Section 3(a) hereof.

"Interruption Notice" is defined in Section 4 hereof.

"Permitted Interruption" is defined in Section 4 hereof.

"Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

"Registrable Shares" means: (i) shares of Common Stock now or hereafter issued by the Company to any Holder pursuant to or in connection with the Stock Purchase Agreement (including without limitation any shares of Common Stock issued (A) upon conversion of the Restricted Shares, (B) pursuant to Sections 6.13 or 6.14 of the Stock Purchase Agreement or (C) in connection with or in consideration for the waiver or modification of Section 6.12 of the Stock Purchase Agreement), (ii) shares of Common Stock issued as, or upon the conversion or exercise of other securities issued as, a dividend or other distribution with respect to or in replacement of other Registrable Shares, and (iii) any equity securities of the Company issued or issuable with respect to the securities referred to in clauses (i) and (ii) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.
For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Shares whenever such Person has the unqualified right to acquire such Registrable Shares (by conversion or otherwise, but disregarding any legal restrictions upon the exercise of such right), whether or not such acquisition has actually been effected.

"Registration Expenses" is defined in Section 6 of this Agreement.

"Registration Statement" means any appropriate Registration Statement of the Company in a registration that covers the sale of any of the Registrable Shares pursuant to the provisions of Sections 2 or 3 of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

"Regulations" means the rules and regulations of the SEC promulgated under the 1933 Act.

"Required Registration" is defined in Section 2(a) hereof.

"Shelf Registration Statement" is defined in Section 2(a) hereof.

Section 2. Required Registration.

(a) Shelf Registration Rights. The Company shall use its best efforts to effect not later than the earlier of (i) the third anniversary of the date hereof or (ii) the date that is 180 days after the settlement of the initial sale pursuant to the First Public Offering, the registration in a manner reasonably acceptable to the Holders of a majority of the Registrable Shares of all of the Registrable Shares on a continuous basis during the period specified in Section 2(d) hereof under Rule 415 or any successor rule of the Regulations by preparing and filing with the SEC a Registration Statement on Form S 3 or, if the Company is not eligible to register the Registrable Shares on such form, a Registration Statement on Form S 11, Form S 2 or Form S 1 (the "Shelf Registration Statement"); provided, however, that if, prior to the effective date of such registration, circumstances arise that would, after such date, constitute a Permitted Interruption, the Company shall be entitled to delay the Registration for a period not to exceed the Permitted Interruption. The Company will give each Holder not less than ten days prior written notice of its intention to comply with the provisions of this
Section 2(a) and, in reasonable detail, the date and circumstances relating thereto. The Company shall use its best efforts to become, and thereafter to remain, eligible to register its securities on Form S 3, including, without limitation, remaining current in all filings under the 1934 Act. Such registration is referred to herein as a "Required Registration."

(b) Selection of Underwriters. If all or any part of the Registrable Shares registered pursuant to a Required Registration is an underwritten offering, the Holders of a majority of the Registrable Shares that comprise such underwritten offering will have the right to select the underwriter(s) to administer the offering; provided that the selection of the underwriter(s) shall be reasonably acceptable to the Company.

(c) Priority on Required Registration. If all or any part of a Required Registration is an underwritten offering and the managing underwriters advise the Company that in their opinion the number of Registrable Shares and, if permitted pursuant to this Agreement, other securities requested to be included in such underwritten offering exceeds the number of Registrable Shares and other securities, if any, that can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the Registrable Shares that comprise such underwritten offering, the Company will include in such registration prior to the inclusion of any securities that are not Registrable Shares the maximum number of Registrable Shares that in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective Holders thereof on the basis of the amount of Registrable Shares owned or deemed to be owned by each such Holder.

(d) Duration of Registration. The Company shall use its best efforts (subject to any Permitted Interruption) to cause the Required Registration to remain in effect until the earlier of (i) the date on which all Registrable Shares have been sold under the Registration Statement and (ii) if a Liquid IPO has been consummated, the later of (A) the date that is twelve months after such Shelf Registration Statement becomes effective and
(B) the date that all Registrable Shares are freely transferable pursuant to Rule 144(k) or any successor rule of the Regulations that is substantially similar thereto (assuming for purposes of calculating such period that no Holder of Registrable Shares is an Affiliate of the Company) in any such case, as extended by the period of any Permitted Interruption.

Section 3. Incidental Registrations.

(a) Right to Incidental Registration. Subject to the remaining provisions of this Section 3, whenever the Company proposes to register its Common Stock under the 1933 Act on a Form S 1, Form S 2, Form S 3 or Form S 11 or any equivalent form, the Company will give prompt written notice to all Holders of Registrable Shares of its intention to effect such a registration and, subject to Sections 3(b) and (c) hereof, will include in such registration all Registrable Shares with respect to which the Company has received written requests for inclusion therein within 30 days after the receipt of the Company's notice (an "Incidental Registration"). The Holders of Registrable Shares shall have unlimited rights to participate in Incidental Registrations.

(b) Priority on Primary Registrations. If an Incidental Registration is an underwritten primary offering on behalf of the Company and the managing underwriters for the offering advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Shares requested to be included in such registration that in the opinion of such underwriters can be sold, prorated among the Holders of such Registrable Shares who request that Registrable Shares be included in such offering, on the basis of the number of Registrable Shares owned or deemed to be owned by such Holders, with further successive pro rata allocations, if any such Holder has requested the registration of less than all such Registrable Shares such Holder is so entitled to register, among such Holders (other than the Holder who requested less than all such Registrable Shares such Holder is so entitled to register) and (iii) third, other securities requested to be included in such registration.

(c) Priority on Secondary Registrations. If an Incidental Registration is an underwritten secondary offering on behalf of holders of the Company's securities and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering, the Company will include in such registration (i) first, the Registrable Shares requested to be included in such registration which in such opinion of such underwriters can be sold, prorated among the Holders of such Registrable Shares on the basis of the number of Registrable Shares owned or deemed to be owned by such Holders, with further successive pro rata allocations among the Holders of Registrable Shares if any Holder of Registrable Shares has requested the registration of less than all such Registrable Shares such Holder is so entitled to register and (ii) second, other securities requested to be included in such registration.

Section 4. Interruptions of Continuous Registration.

The Company shall be entitled, effective on the second business day after notice is given in conformity with Section 10(g) hereof (an "Interruption Notice"), to require the Holders to cease to make any offers or sales of the Registrable Shares under any Registration Statement then in effect covering such shares in the event that: (a) the Company determines, in good faith and reasonable judgment, that the offering of any Registrable Shares would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving the Company (in which case the interruption shall not exceed 45 days from the date the Company makes such determination) or (b) the Company has initiated bona fide discussions with an underwriter regarding the sale of its Common Stock in a registered primary public offering and in such underwriter's opinion, the continuation of offers or sales in the registration would have a material adverse effect on such offering under discussion (in which case the interruption shall not exceed 45 days from the date the Company makes such determination).

Each of the foregoing events or any combination thereof shall be hereinafter referred to as a "Permitted Interruption." In no event shall the Holders be required to cease offers or sales under any Registration Statement for more than 45 days or more than twice in any consecutive twelve month period pursuant to Permitted Interruptions.

Section 5. Registration Procedures.

Whenever any Registrable Shares are to be registered pursuant to Section 2 or Section 3 hereof, the Company will use its best efforts to effect the registration of such Registrable Shares in accordance with the intended method of disposition thereof, and pursuant to which the Company will as expeditiously as possible:

(a) Prepare and file with the SEC a Registration Statement with respect to such Registrable Shares and use its best efforts to cause such Registration Statement to become effective as soon as practicable, and in the case of a Registration Statement filed pursuant to Section 2 hereof, no later than the date specified in Section 2(a) hereof, which Registration Statement shall remain effective for the period specified in Section 2(d) hereof; provided that, at least seven days prior to filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, the Company shall furnish to the Holders of the Registrable Shares covered by such Registration Statement, such Holders' counsel and the underwriters, if any, draft copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders' counsel and the underwriters, if any, and the Company will not, unless required by law, file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which Holders holding a majority in interest of the Registrable Shares covered by such Registration Statement or the underwriters with respect to such Securities, if any, shall object; any such objection to be made by written notice delivered to the Company no later than seven days after the party or parties asserting such objection receives draft copies of the documents that the Company proposes to file.

(b) Furnish to each Holder of Registrable Shares included in a Registration Statement and any underwriter(s) of the securities being registered such number of copies of the Registration Statement, the Prospectus and such other documents as such Holder or underwriter(s) may reasonably require or request in order to facilitate the disposition of the Registrable Shares owned by such Holder or the offer or sale of such securities by such underwriter(s);

(c) Use its best efforts to register or qualify such Registrable Shares under such other securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Shares included in a Registration Statement reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Shares owned by such Holder (provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(c), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(d) Cause all such Registrable Shares to be listed on a Major Stock
Exchange;

(e) Provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of the Registration Statement;

(f) Enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Holders of a majority of the Registrable Shares being sold or the underwriter(s), if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares (including, without limitation, effecting a stock split or a combination of shares);

(g) Make available at reasonable times for inspection by Holders of Registrable Shares included in such Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such Holder or underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees, independent accountants and other agents to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(h) Notify each Holder of Registrable Shares, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective;

(I) Notify each Holder of such Registrable Shares to be included in such Registration Statement of any request by the SEC for the amending or supplementing of such Registration Statement or for additional information;

(j) Prepare and file with the SEC, promptly upon the request of any Holder of Registrable Shares to be included in such Registration Statement, any amendments or supplements to such Registration Statement that, in the opinion of counsel selected by the Holders of a majority of the Registrable Shares being registered, is reasonably required under the 1933 Act or the Regulations in connection with the distribution of Registrable Shares by such Holder;

(k) Prepare and promptly file with the SEC and any other applicable regulatory department or agency and promptly notify each Holder of such Registrable Shares of the filing of such amendment or supplement to such Registration Statement as may be necessary to correct any statements or omissions if, during the period specified in Section 2(d) hereof or at any other time when a prospectus relating to such securities is required to be delivered under the 1933 Act, any event shall have occurred as the result of which any Registration Statement as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

(l) Advise each Holder of Registrable Shares included in such Registration Statement, promptly after it shall receive notice or obtain knowledge thereof, (i) if, during the period specified in Section 2(d) hereof or at any other time when a prospectus relating to such securities is required to be delivered under the 1933 Act, any event shall have occurred as the result of which any Registration Statement as then in effect fails to satisfy the requirements of the 1933 Act and the Regulations (including the requirements of Regulation S X of the Regulations) or would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading and (ii) of the issuance of any stop order by the SEC or any state authority or agency suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

(m) At the request of any Holder of Registrable Shares included in a Registration Statement or any underwriter in connection with an underwritten offering, furnish on the effective date of such Registration Statement and the date of each subsequent amendment or supplement thereto, or in the case of an underwritten offering, on the date or dates provided for in the underwriting agreement: (i) an opinion of counsel, addressed to the Holders (and, if applicable, the underwriters), covering such matters as such Holders (and, if applicable, such underwriters) may reasonably request and
(ii) a letter or letters from the independent certified public accountants of the Company addressed to the Holders (and, if applicable, such underwriters), covering such matters as such Holders (and, if applicable, such underwriters) may reasonably request, in which letters such accountants shall state, without limiting the generality of the foregoing, that they are independent certified public accountants within the meaning of the 1933 Act, that in the opinion of such accountants the financial statements and other financial data of the Company included in the Registration Statement comply in all material respects with the applicable accounting requirements of the SEC and that such accountants have reviewed certain other financial and statistical information included in the Registration Statement.

(n) Provide a CUSIP number for all Registrable Shares covered by a Registration Statement not later than the effective date of such Registration Statement.

(o) Cooperate with each Holder and each underwriter participating in the disposition of the Registrable Shares and their respective counsel in connection with any filings required to be made with the National
Association of Securities Dealers, Inc.

(p) During the period when the Prospectus is required to be delivered under the 1933 Act, promptly file all documents required to be filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act.

(q) In connection with an underwritten offering, participate, to the extent reasonably requested by the managing underwriter for the offering or the Holders, in customary efforts to sell the securities under the offering, including without limitation, participating in "road shows."

Section 6. Registration Expenses.

All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or "blue sky" laws, printing expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and its independent certified public accountants (including, without limitation, the fees and disbursements related to the provision of a "comfort" letter addressed to the Holders of the Registrable Shares), reasonable fees and disbursements of one counsel for the Holders in connection with each Required Registration or Incidental Registration, reasonable fees and disbursements of one business advisor for the Holders in connection with each Required Registration or Incidental Registration and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne by the Company. In addition, the Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance obtained by the Company and the expenses and fees for listing the securities in accordance with Section 5(d) hereof.

Section 7. Indemnification.

For the purpose of this Section 7 the term "Holder" shall include the Holder and any Affiliate of such Holder.

(a) The Company agrees to indemnify and hold harmless each of the Holders, any underwriters thereof and each Person, if any, who controls any Holder or any such underwriter within the meaning of the 1933 Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Holders, any such underwriter or such controlling Person may become subject, under the 1933 Act, the 1934 Act or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expense (or actions in respect thereof as contemplated below) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement, including the prospectus, financial statements and schedules, and all other documents filed as a part thereof, or any amendment or supplement thereto, (ii) arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading or (iii) arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement, any underwriting agreement or any related agreements, or any failure of the Company to perform its obligations hereunder or under law, and will reimburse each Holder, any such underwriter and each such controlling Person for any legal and other expenses as such expenses are reasonably incurred by such Holder, any such underwriter or such controlling Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement, a Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for use therein or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Holder prior to the pertinent sale or sales by the Holder.

Except as provided in the last sentence of Section 7(c) hereof, in addition to its other obligations under this Section 7(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, or any inaccuracy in the representations and warranties of the Company in this Agreement or failure to perform its obligations in this Agreement, all as described in this Section 7(a), it will reimburse each Holder on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation, to reimburse each Holder for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Holder of Registrable Shares included in a Registration Statement will severally and not jointly indemnify and hold harmless the Company, each other Holder, each of their respective directors, each of their respective officers who signed a Registration Statement and each Person, if any, who controls the Company and such other Holders within the meaning of the 1933 Act, against any losses, claims, damages, liabilities or expenses to which such Person may become subject, under the 1933 Act, the 1934 Act or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Holder) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in a Registration Statement, a Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in a Registration Statement, a Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such indemnifying Holder expressly for use therein, and will reimburse the Company, each other Holder, each of their respective directors, each of their respective officers who signed a Registration Statement or controlling Person for any legal and other expense reasonably incurred by such Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Except as otherwise provided in the last sentence of Section 7(c) hereof, in addition to its other obligations under this Section 7(b), each Holder severally and not jointly agrees that, as an interim measure during the pendency of any claim, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 7(b) that relates to written information furnished to the Company by such Holder, it will reimburse the Company and each other Holder (and, to the extent applicable, each officer, director or controlling Person) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of such Holder's obligations to reimburse the Company and each other Holder (and, to the extent applicable, each officer, director or controlling Person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this
Section 7 to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel, to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnified party shall have the right to participate in the defense of such action using counsel selected in its discretion, but the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the provision to the preceding sentence or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.
(d) If the indemnification provided for in this Section 7 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under Sections 7(a), (b) or (c) of this Section 7 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Holder from the placement of Common Stock or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect the relative fault of the Company and the Holder in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement that resulted in such losses, claims, damages, labilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Holder shall be determined by reference to, among other things, whether the untrue or alleged misstatement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation or warranty relates to information supplied by the Company or by such Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7(c) hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 7(d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7(c) hereof for purposes of indemnification. The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined solely by pro rata allocation (even if the Holder were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 7(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Holder's obligations to contribute pursuant to this Section 7 are several and not joint.

Section 8. Compliance with Rule 144.

The Company shall use its best efforts to comply with the filing requirements of the SEC as set forth in Rule 144 of the Regulations and, at the request of any Holder who proposes to sell securities in compliance with Rule 144 of the Regulations or any successor rule, the Company will (i) forthwith furnish to such Holder a written statement of its compliance with the Company's SEC filing requirements as set forth in Rule 144 of the Regulations as such rule may be amended from time to time if it is in such compliance and (ii) make available to the public and such Holders such information as will enable the Holders to make sales pursuant to Rule 144 of the Regulations.

Section 9. Participation in Underwritten Registrations.

The Holders of a majority of the Registrable Shares that are participating in the underwritten registration will have the right to select the managing underwriters to administer any Registration effected pursuant to Section 2(b) or 3(c) hereof, subject to the reasonable approval of the Company of such managing underwriters and the Company will have the right to select the managing underwriters to administer any registration pursuant to Section 3(b) hereof, subject to the reasonable approval of the Holders of a majority of the Registrable Shares that are participating in the underwritten registration.

Section 10.Miscellaneous.

(a)No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders of Registrable Shares in this Agreement.

(b)Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

(c)Waivers and Amendments. This Agreement may be amended or modified in whole or in part only by a writing that makes reference to this Agreement and is executed by the Holders as and to the extent required by Section 10(l) hereof and the Company. The obligations of any party hereunder may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party claimed to have given the waiver; provided, however, that any waiver by any party of any violation of, breach of, or default under any provision of this Agreement or any other agreement provided for herein shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement or any other agreement provided for herein.

(d)Entire Agreement. This Agreement, the Stock Purchase Agreement, the Certificate of Designation and the other agreements and instruments expressly provided for herein and therein, together set forth the entire understanding of the parties hereto and supersede in their entirety all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, among the parties.

(e) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(f) Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the internal substantive laws of the State of Illinois without giving effect to the principles of conflicts of law thereof.

(g) Notices. Any notices required or permitted to be sent hereunder shall be delivered in the manner and to the parties at their respective addresses set forth in Section 9.6 of the Stock Purchase Agreement.

(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together will constitute one and the same instrument.

(i) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer its rights hereunder without the prior written consent of the Holders. Each of the Holders shall be entitled to assign all of its rights, benefits and obligations hereunder to any Person that acquires Registrable Shares from such Holder without the prior consent of any party and such Person shall become a Holder and be entitled to all rights and benefits of a Holder hereunder. Promptly following any such assignment, the Holder(s) shall provide the Company with written notice of such assignment, but the failure to provide such notice will not affect such assignment.

(j) Third Parties. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person or entity other than the parties hereto any rights or remedies under or by reason of this Agreement.

(k) Headings. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

(l) Consent of Holders. Whenever this Agreement requires or otherwise provides for the written consent of the Holders, unless a greater or lesser percentage is specified, the written consent of the Holders holding at least 66 2/3% of the Registrable Shares then held by all the Holders shall constitute the written consent of the Holders.

[signatures appear on next page]
IN WITNESS WHEREOF, the parties have duly executed, or have caused their duly authorized officer or representative to execute, this Agreement as of the date first above written.

GREAT LAKES REIT, INC.,
a Maryland corporation


By:/s/ Richard A. May


"Fortis"

FORTIS BENEFITS INSURANCE   COMPANY, a Minnesota corporation

By: FORTIS ADVISERS, INC.,
UNDER POWER OF ATTORNEY


By:/s/ James J. Brinkerhoff

"Morgan Stanley"


MORGAN STANLEY INSTITUTIONAL
FUND, INC.   U.S REAL ESTATE PORTFOLIO, a Maryland corporation

By:v MORGAN STANLEY ASSET MANAGEMENT INC., AS INVESTMENT ADVISOR
By:/s/ Russell Platt

MORGAN STANLEY SICAV SUBSIDIARY SA,
a Luxembourg corporation
By:MORGAN STANLEY ASSET MANAGEMENT INC., AS INVESTMENT ADVISOR

  By:/s/ Russell Platt

"WKZV"
  WELLSFORD KARPF ZARRILLI
VENTURES, L.L.C., a Delaware limited liability company


  By:/s/ Edward Lowenthal



NML"


LOGAN, INC., a Delaware corporation


  By:/s/ Lois A. Smith


"Fidelity"


PENSION TRUST ACCOUNT NO. 104972 HELD BY BANKERS TRUST COMPANY AS TRUSTEE By:FIDELITY MANAGEMENT TRUST
COMPANY, UNDER POWER OF ATTORNEY


By:/s/ Thomas P. Lavin
Its: Vice President
                            EXHIBIT 3

                     GREAT LAKES REIT, INC.

                     ARTICLES SUPPLEMENTARY

Great Lakes REIT, Inc., a corporation organized and existing under the laws of the State of Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to the authority granted to and vested in the Board of Directors of the Corporation (the "Board of Directors") in accordance with Article Third of the charter of the Corporation, including these Articles Supplementary (the "Charter"), the Board of Directors adopted resolutions reclassifying 210,128 shares (the "Shares") of Preferred Stock (as defined in the Charter) as a separate class of stock, Class A Convertible Preferred Stock, $.01 par value per share (the "Class A Preferred Stock"), with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, and terms and conditions of redemption set forth below. Upon any restatement of the Charter, the immediately following heading and Sections A through K of this Article FIRST shall become Section A(3) of Article THIRD of the Charter.

Class A Convertible Preferred Stock

A. Designation and Amount.Of the 10,000,000 shares of Preferred Stock, 210,128 shares are reclassified and designated Class A Convertible Preferred Stock (the "Class A Preferred Stock").

B.Certain Definitions.

Unless the context otherwise requires, the terms defined in this Section (B) shall have, for all purposes of the provisions of the Charter in respect of the Class A Preferred Stock, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

"Affiliate" of a Person shall have the meaning given to such term in the Stock Purchase Agreement (as hereinafter defined).

"Cancellation Date" shall have the meaning set forth in Section E(3) hereof below.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

"Common Stock" shall mean the Common Stock, $.01 par value per share, of the Corporation.

"Conversion Date" shall mean the date on which the Shares are converted in accordance with Section G hereof.

"Conversion Rate" shall initially be equal to one, subject to modification in accordance with the provisions of Section G(6) hereof.

"Forfeiture Price" shall mean $14.50 on or before December 31, 1997, $14.75 after December 31, 1997 and on or before March 31, 1998, $15.00 after March 31, 1998 and on or before June 30, 1998, and $15.25 after June 30, 1998 and on or before September 30, 1998.
"Holders" shall mean the holders of Common Stock issued pursuant to the Stock Purchase Agreement.

"Initial Public Offering" shall mean the sale of Common Stock pursuant to the Corporation's first effective registration statement covering the sale of such shares filed under the 1933 Act.

"IRS" shall mean the United States Internal Revenue Service.

"Liquidation Preference" shall mean $.01 per share.

"Liquid IPO" shall mean the consummation of (i) an Initial Public Offering by the Corporation of newly issued shares of Common Stock in which the Corporation receives no less than $60 million of gross proceeds and (ii) the listing for trading of the Common Stock on a Major Stock Exchange.

Liquidity Event" shall mean the occurrence of any transaction or event in connection with which all or substantially all of the Common Stock of the Corporation shall be exchanged for, converted into, acquired for or constitute solely the right to receive cash, securities, property or other assets, whether by means of exchange offer, liquidation, dissolution, consolidation, merger, combination, reclassification, recapitalization or otherwise, including, without limitation, any of the transactions or events specified in Section D hereof; however, the conversion of the Corporation from a corporation to a real estate investment trust formed under the laws of the State of Maryland shall not be considered to be a Liquidity Event.

"Liquidity Event Price" shall mean the per share consideration received by
(i) the Holders in connection with a Non Qualifying Non IPO Liquidity Event or (ii) by the Corporation in connection with a Liquid IPO.

"Major Stock Exchange" shall mean the New York Stock Exchange, the American Stock Exchange or other similar or successor national stock exchange.

"1933 Act" shall mean the Securities Act of 1933, as amended.

"Non Qualifying Non IPO Liquidity Event" shall mean a Liquidity Event in which the Holders receive consideration for their shares of Common Stock in an amount less than the applicable Forfeiture Price in the form of cash or freely tradeable securities listed and traded on a Major Stock Exchange; provided that the aggregate market value immediately after giving effect to such Liquidity Event of all securities of the class received by the Holders held by non Affiliates of the issuer thereof is at least $100 million.

"Person" shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of
Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

"Qualifying IPO" shall mean a Liquid IPO at a price per share at least equal to the applicable Forfeiture Price.

"Qualifying Non IPO Liquidity Event" shall mean a Liquidity Event in which the Holders receive consideration for their shares of Common Stock in an amount at least equal to the applicable Forfeiture Price in the form of cash or freely tradeable securities listed and traded on a Major Stock Exchange; provided that, the aggregate market value immediately after giving effect to such Liquidity Event of all securities of the class received by the Holders held by non Affiliates of the issuer thereof is at least $100 million.

"Stock Purchase Agreement" shall mean that certain Stock Purchase Agreement dated as of August 20, 1996 among the Corporation and the Investors named therein.

C. Dividends. The holders of Class A Preferred Stock are not entitled to receive dividends.

D. Distributions Upon Liquidation, Dissolution or Winding Up.

1. Subject to Section G hereof, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, subject to the prior preferences and other rights of any class or series of stock ranking senior to the Class A Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation, but before any distribution or payment shall be made to the holders of any class or series of stock ranking junior to the Class A Preferred Stock as to the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Class A Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders liquidating distributions in cash or property at its fair market value as determined by the Board of Directors of the Corporation in the amount per share equal to the Liquidation Preference. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Class A Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation and shall not be entitled to any other distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

2. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Corporation are insufficient to pay the amount of the Liquidation Preference per share plus the corresponding amounts payable on each class or series of other stock ranking on a parity with the Class A Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation, then the holders of the Class A Preferred Stock and all such other stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they otherwise would be respectively entitled. Neither the consolidation or merger of the Corporation into or with another corporation or corporations or trust or trusts nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the Corporation to another corporation or any other entity shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section D.

E.Cancellation of the Shares.

Shares of Class A Preferred Stock shall be canceled by the Corporation on the Cancellation Date in accordance with the provisions of this section.

1. If a Qualifying IPO or Qualifying Non IPO Liquidity Event (either being a "Qualifying Event") occurs prior to January 1, 1998, all shares of Class A Preferred Stock then outstanding shall be canceled automatically on the date of closing of such Qualifying Event. If a Qualifying Event occurs on or after January 1, 1998 and prior to April 1, 1998, 157,596 shares of Class A Preferred Stock shall be canceled automatically on the date of closing of such Qualifying Event. If a Qualifying Event occurs on or after April 1, 1998 and prior to July 1, 1998, 105,064 shares of Class A Preferred Stock shall be canceled automatically on the date of closing of such Qualifying Event. If a Qualifying Event occurs on or after July 1, 1998 and prior to October 1, 1998, 52,532 shares of Class A Preferred Stock shall be canceled automatically on the date of closing of such Qualifying Event. Thereafter, the Corporation shall have no right to cancel issued and outstanding shares of Class A Preferred Stock. Such numbers of shares of Class A Preferred Stock subject to cancellation shall be adjusted appropriately any time that the Corporation shall pay a dividend or make a distribution in shares of Class A Preferred Stock or subdivide or combine the outstanding Class A Preferred Stock into a greater or lesser number of shares.

2. If a Liquid IPO or a Non Qualifying Non IPO Liquidity Event occurs on or before September 30, 1998 at a price per share below the applicable Forfeiture Price, any shares of Class A Preferred Stock not converted into Common Stock pursuant to the provisions of Section G(2) below shall be canceled automatically on the date of closing of such Liquid IPO or Non Qualifying Non IPO Liquidity Event.

3. Each date on which shares of Class A Preferred Stock are canceled pursuant to paragraph (1) or (2) of this Section E is called a "Cancellation Date".

4. In case of cancellation of less than all the shares of Class A Preferred Stock at the time outstanding, the shares shall be canceled pro rata among the holders of record of such shares in proportion to the number of shares held by such holders (with adjustments to avoid cancellation of fractional shares).

5. Notice of any cancellation shall be mailed by the Corporation, postage prepaid, not more than 10 days after the Cancellation Date, addressed to the respective holders of record of the Class A Preferred Stock to be canceled at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the cancellation of any shares of Class A Preferred Stock. In addition to any information required by law, such notice shall state: (i) the number of shares of Class A Preferred Stock to be canceled; and (ii) the place or places where the certificate or certificates representing such shares are to be surrendered.

6. Notwithstanding the Corporation's failure to comply with any of the provisions of paragraph (5) above and regardless of when any holder actually surrenders the certificate or certificates representing shares of Class A Preferred Stock to be canceled pursuant to this Section E, from and after the Cancellation Date any shares of Class A Preferred Stock canceled pursuant to this Section E shall no longer be deemed to be outstanding and shall not have the status of shares of Class A Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so canceled (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be canceled by the Corporation. In case fewer than all the shares represented by any such certificate are canceled, a new certificate or certificates shall be issued representing the uncancelled shares without cost to the holder thereof.

7. All shares of Class A Preferred Stock canceled pursuant to this Section E shall be retired and shall be reclassified as authorized and unissued shares of Preferred Stock, without designation as to class or series and may thereafter be reissued as shares of any class or series of Preferred Stock.

F. Voting Rights. The holders of shares of Class A Preferred Stock shall not be entitled to any voting rights. However, shares of Class A Preferred Stock shall be deemed to be "Voting Shares" as such term is defined in, and for the purposes of, Article Eighth of the Charter.

G. Conversion Rights. Shares of Class A Preferred Stock shall automatically convert into shares of Common Stock in accordance with the following provisions:

1. If a Qualifying Event has not occurred prior to January 1, 1998, 52,532 shares of Class A Preferred Stock shall immediately and automatically convert into shares of Common Stock. If a Qualifying Event has not occurred prior to April 1, 1998, an additional 52,532 shares of Class A Preferred Stock shall immediately and automatically convert into shares of Common Stock. If a Qualifying Event has not occurred prior to July 1, 1998, an additional 52,532 shares of Class A Preferred Stock shall immediately and automatically convert into shares of Common Stock. If a Qualifying Event has not occurred prior to October 1, 1998, any remaining shares of Class A Preferred Stock shall immediately and automatically convert into shares of Common Stock. Such numbers of shares of Class A Preferred Stock subject to conversion shall be adjusted appropriately any time that the Corporation shall pay a dividend or make a distribution in shares of Class A Preferred Stock or subdivide or combine the outstanding Class A Preferred Stock into a greater or lesser number of shares.

2. If a Liquid IPO at a price per share below the Forfeiture Price or a Non Qualifying Non IPO Liquidity Event occurs on or before September 30, 1998, some or all of the shares of Class A Preferred Stock shall immediately and automatically convert into shares of Common Stock based upon the formula set forth in the following sentence and the remaining shares of Class A Preferred Stock, if any, shall be canceled in accordance with the provisions of Section E(2) above. The number of shares of Class A Preferred Stock to be converted into shares of Common Stock shall be determined by (i) dividing the Forfeiture Price by the Liquidity Event Price, (ii) subtracting the integer one from the result of the calculation set forth in clause (i), and
(iii) multiplying the result of the calculation set forth in clause (ii) by 3,867,000; provided that such number shall not exceed the number of shares of Class A Preferred Stock outstanding on the date of such Liquid IPO or Non Qualifying Non IPO Liquidity Event.

The occurrence of any Liquidity Event other than a Liquid IPO, a Qualifying IPO, a Non Qualifying Non IPO Liquidity Event or a Qualifying Non IPO Liquidity Event shall cause the immediate automatic conversion of all of the outstanding shares of Class A Preferred Stock into shares of Common Stock.

3. The shares of Class A Preferred Stock shall be convertible at the principal office of the Corporation, and at such other office or offices, if any, as the Board of Directors may designate, into fully paid and non assessable shares of Common Stock of the Corporation (calculated as to each conversion to the nearest whole share with any fraction of a share which would otherwise be issuable to be paid for as provided in Section G(5) below). The number of shares of Common Stock to be issued upon conversion shall be determined by multiplying the number of shares of Class A Preferred Stock to be converted by the Conversion Rate in effect at the time of conversion. The Conversion Rate shall be adjusted in certain instances as provided in Section G(6) below.

4. In order to receive certificates representing shares of Common Stock upon conversion of shares of Class A Preferred Stock into shares of Common Stock, the holder thereof shall surrender at the office or offices hereinabove mentioned the certificate or certificates therefor, duly endorsed or assigned to the Corporation or in blank, and give written notice to the Corporation at said office or offices that such holder elects to receive such Common Stock certificates.

Shares of Class A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of the Conversion Date and the Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the Conversion Date, the Corporation shall issue and shall deliver at such office a certificate or certificates representing the number of full shares of Common Stock issuable upon such conversion, together with payment in lieu of any fraction of a share, as hereinafter provided, to the Person or Persons entitled to receive the same.

5. No fractional shares of Common Stock shall be issued upon conversion of shares of Class A Preferred Stock, but, instead of any fraction of a share which would otherwise be issuable, the Corporation shall pay cash in respect of such fraction in an amount equal to the same fraction of the applicable Forfeiture Price.

6. The Conversion Rate shall be adjusted from time to time as follows:

a. At any time on or after the date of issuance of any shares of Class A Preferred Stock that the Corporation shall (i) pay a dividend or make a distribution on its outstanding Common Stock in shares of its stock, (ii) subdivide its outstanding Common Stock into a greater number of shares,
(iii) combine its outstanding Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock (whether pursuant to a merger or consolidation or otherwise) any other shares of the Corporation, the holder of any shares of Class A Preferred Stock surrendered for conversion at any time after the record date fixed by the Board of Directors for such dividend, distribution, subdivision, combination or reclassification shall be entitled to receive the aggregate number and kind of shares of stock of the Corporation which, if such shares of Class A Preferred Stock had been converted immediately prior to such record date at the Conversion Rate then in effect, such holder would have been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification; and the Conversion Rate shall be deemed to have been adjusted after such record date to apply to such aggregate number and kind of shares. Such adjustment shall be made whenever any of the events listed above shall occur.

At any time on or after the date of issuance of any shares of Class A Preferred Stock that the Corporation shall fix a record date for the distribution to all holders of Common Stock (whether pursuant to a merger or consolidation or otherwise) of evidences of its indebtedness or assets (excluding regular cash dividends), then in each such case the Conversion Rate in effect from and after such record date shall be adjusted so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by an amount equal to a fraction (i) of which the numerator shall be the fair market value (as determined by the Board of Directors in good faith) of the Common Stock immediately prior to such record date and (ii) the denominator of which is such fair market value of the Common Stock immediately prior to such record date minus the fair market value (as determined by the Board of Directors in good faith) of the portion of the evidences of indebtedness or assets so distributed. Such adjustment shall be made whenever any such record date is fixed. In case such distribution is not made after such record date has been fixed, the Conversion Rate shall be readjusted to the Conversion Rate which would have been in effect if such record date had not been fixed.

c. In any case in which this Section G(6) shall require that an adjustment as a result of any event becoming effective from and after a record or issue date, the Corporation may elect to defer until immediately after the occurrence of such event (i) issuing to the holder of any shares of Class A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the Conversion Rate in effect immediately prior to adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share of Common Stock pursuant to Section G(5) above. In lieu of the shares the issuance of which is deferred pursuant to clause (i) above, the Corporation shall issue or cause one of its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

d. Any adjustment in the Conversion Rate otherwise required by this Section G(6) to be made may be postponed until the date of the next adjustment otherwise required to be made up to, but not beyond, one year from the date on which it would otherwise be required to be made, if such adjustment (together with any other adjustments postponed pursuant to this Section G(6)(d) and not theretofore made) would not require an increase or decrease of more than 1% in such rate and would not, if made, entitle the holders of all then outstanding shares of Class A Preferred Stock upon conversion to receive additional shares of Common Stock equal in the aggregate to one tenth of one percent (0.1%) or more of the then issued and outstanding shares of Common Stock. All calculations under this Section G(6) shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

e. In case at any time, as a result of an adjustment made pursuant to Section G(6)(a) above, the holder of any shares of Class A Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of stock of the Corporation other than Common Stock, thereafter the number of such other shares so receivable upon conversion of such shares of Class A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in paragraphs (a) and (b), inclusive, above, and the other provisions of this Section G(6) with respect to the Common Stock shall apply on like terms to any such other shares.

f. The Board of Directors may make such adjustments in the Conversion Rate, in addition to those required by this Section G(6), as shall be reasonably determined by the Board of Directors to be advisable in order to avoid taxation so far as practicable of any dividend of stock or stock rights or any event treated as such for Federal income tax purposes to the recipients.

7. In case of conversion of less than all shares of Class A Preferred Stock at the time outstanding, the shares shall be converted pro rata among the holders of record of such shares in proportion to the number of shares held by such holders (with adjustments to avoid conversion of fractional shares).

H. Status.

Upon any conversion or cancellation of shares of Class A Preferred Stock, the shares of Class A Preferred Stock which are converted or canceled will be reclassified as authorized and unissued shares of Preferred Stock, and the number of shares of Class A Preferred Stock which the Corporation has the authority to issue will be decreased by the conversion or cancellation of shares of Class A Preferred Stock, so that the shares of Class A Preferred Stock which were converted or canceled may not be reissued as Class A Preferred Stock.

I. Exclusion of Other Rights.

Except as may otherwise be required by law, the shares of Class A Preferred Stock shall not have any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption other than those specifically set forth in the Charter. The shares of Class A Preferred Stock shall have no preemptive or subscription rights.

J. Headings of Subdivisions.

The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

K. Severability of Provisions.

If any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Class A Preferred Stock set forth in the Charter are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of Class A Preferred Stock set forth in the Charter which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect, and no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of Class A Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

SECOND: The Shares have been reclassified by the Board of Directors pursuant to Article Third of the Charter.

THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FOURTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Secretary on this 20th day of August, 1996.

ATTEST:  GREAT LAKES REIT, INC.



 /s/Richard L. Rasley        /s/Richard A.May             (SEAL)
Richard L. Rasley            Richard A. May
Secretary                    President